TABLE OF CONTENTS

AREA REPRESENTATIVE AGREEMENT

(*Taco Time*; Area of the Boroughs of Brooklyn, Bronx, Queens, Manhattan, Staten Island in the state of New York and Nassau County and Suffolk County in the state of New York)

This Area Representative Agreement (the "Agreement"), made as of this ___ day of _________, 200__ (the "Effective Date"), by and between Kahala Franchise Corp. (dba *Taco Time*), located at 7730 E. Greenway Road, Suite No. 104, Scottsdale, AZ 85260 (hereinafter, the "Franchisor") and Rockelle Corp., a Delaware corporation located at 162 Miller Place Road, Miller Place, New York 11764 (hereinafter referred to as the "Area Representative").

RECITALS:

WHEREAS, Franchisor, its subsidiaries and its affiliates, as the result of the expenditure of time, skill, effort and money, have acquired, developed and innovated a system relating to the establishment and operation of the *Taco Time* quick service restaurant concept featuring Mexican-style fast food and other related menu items using approved recipes under the trademark, trade name and trade dress of "*Taco Time*." The *Taco Time* name and associated design will hereinafter be referred to as the "Trademarks". The *Taco Time* concept is described in more detail in the 2004 *Taco Time* Uniform Franchise Offering Circular (the "*Taco Time* UFOC"). The *Taco Time* UFOC has been previously received by Area Representative; and

WHEREAS, Area Representative acknowledges receipt at least ten (10) days prior to the Effective Date of this Agreement of the *Taco Time* UFOC; and

WHEREAS, Franchisor is authorized to issue *Taco Time* franchises in the Counties of Nassau and Suffolk, State of New York; and the area of the Boroughs of Brooklyn, Bronx, Queens, Manhattan, Staten Island in the State of New York

WHEREAS, pursuant to this Agreement, Area Representative is obligated to provide certain development services for *Taco Time* in the Territory, including, but not limited to, identification of new potential third party franchisees, franchise sales assistance, opening new *Taco Time* locations itself, and assistance in the nature of consultation, advice and guidance regarding location selection and lease negotiations; and

WHEREAS, under this Agreement, "Support Services" shall be defined as assistance with architectural and design plans, construction coordination, "Grand Openings", initial training, store training, marketing advice and implementation, promotions, point of sale purchases, and periodic Quality Service and Cleanliness ("QSCs") evaluations; and

WHEREAS, it is the desire of Area Representative to become a development services representative for Franchisor's *Taco Time* brand in the Territory, as such term is defined below, after the Effective Date of this Agreement in order to receive a portion of the initial franchise fees (the "Initial Franchise Fee(s)") and continuing royalty service fees ("Continuing Royalty Fee(s)") received from each franchisee in the Territory as hereinafter described; and

WHEREAS, Franchisor is willing to sell and grant to Area Representative, a Area Representative Agreement, under the terms and conditions set forth herein for the following area: Area of the Boroughs of Brooklyn, Bronx, Queens, Manhattan, Staten Island in the state of New York and Nassau County and

Suffolk County, New York (hereinafter the "Territory") (the rights under the Agreement to be referred to as the "Area Representative Business); and

WHEREAS, after consultation with independent counsel and a diligent investigation of all available information, Area Representative is willing to purchase and receive a grant by Franchisor of a Area Representative Agreement, under the terms and conditions set forth herein for the Territory.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants, it is mutually agreed as follows:

1. CONSIDERATION:

In consideration of Franchisor's execution of this Agreement, Area Representative agrees to pay to Franchisor the non-refundable sum of $300,000.00 (the "Area Representative Fee"). The Area Representative Fee shall be paid as follows: (a) $50,000 by cashiers or certified check upon the execution of this Agreement made payable to "Kahala Franchise Corp.", which, when combined with a credit for the $50,000 payment previously received from Area Representative for the prior Area Development Agreement which is superseded by this Agreement (See Section 19.8 of this Agreement) equals $100,000; (b) the $200,000 remaining balance of the Area Representative Fee (the "Financed Area Representative Fee") shall be paid as follows: (i) four equal installments of $50,000, with the first installment due on or before February ___, 2006 and the remaining three installments due on or before February ___ each year until February ___, 2009; and (ii) one lump sum payment of the total accrued interest due on or before February ___, 2010. Interest shall accrue on the $200,000 outstanding balance beginning as of the Effective Date and compounded at the rate of twelve percent (12.00%) per annum. Interest shall be computed on the basis of 30-day months and 360-day years.

Notwithstanding the forgoing or any other provision of this Agreement to the contrary, so long as there is a balance due and owing by Area Representative to Franchisor for the Financed Area Representative Fee or for any accrued interest, and after reduction for the Legal Expense Deduction, Franchisor shall retain 100% of the remaining Initial Franchise Fees collected on any of the *Taco Time* franchises sold and opened in the Territory to a third party or to Area Representative under this Agreement after the Effective Date of this Agreement (the "Accelerated Payment(s)") until the Financed Area Representative Fee and all accrued interest is fully paid to Franchisor through the Accelerated Payments, installment payments by Area Representative, or any combination thereof. The Accelerated Payments shall first be applied to the outstanding balance of the Financed Area Representative Fee, in the order of its payments (i.e., the Accelerated Payments shall first be applied to the February ___, 2006 payment, then to the February ___, 2007 payment, etc., and lastly applied to the accrued interest), until the Financed Area Representative Fee and all accrued interest is paid off to Franchisor in full.

After Franchisor receives the entire Area Representative Fee, including the Financed Area Representative Fee and all accrued interest, from Area Representative (via the Accelerated Payments, installment payments by Area Representative, or any combination thereof), and after reduction for the Legal Expense Deduction and provided Area Representative is in full compliance with this Agreement, Area Representative shall be entitled to 100% of the remaining Initial Franchise Fees collected by Franchisor on any of the *Taco Time* franchises sold and opened in the Territory to a third party or to Area Representative

under this Agreement after the Effective Date of this Agreement until Area Representative has received $300,000 from such funds.

2. GRANT OF EXCLUSIVE LICENSE AND AREA REPRESENTATIVE RIGHTS; TERRITORY; TERM:

2.1. The area subject to this Agreement shall be for the Territory defined above.

2.2. The term of this Agreement shall commence simultaneously with the execution of this Agreement by all relevant parties. The term of this Agreement shall continue for a term of ten (10) years (the "Term"), unless terminated or renewed as provided for herein.

2.3. Subject to compliance with the obligations of Area Representative as contained herein, Franchisor hereby grants and conveys to Area Representative the exclusive right to be an Area Representative of Franchisor in the Territory in connection with the sale of *Taco Time* franchises in the Territory and to receive the Area Representative's portion of the Initial Franchise Fees and Continuing Royalty Fees obtained from *Taco Time* franchisees for the sale of authorized products under the Trademarks and such other associated names, tag lines and slogans as Franchisor may own or use as described herein and in the *Taco Time* UFOC. ***Area Representative hereby acknowledges that any and all Taco Time locations already open in the Territory as of the Effective Date of this Agreement and those locations identified on Exhibit "A" hereto that are already sold (but not yet open) or being negotiated by Franchisor for Taco Time locations to be opened in the Territory after the Effective Date of this Agreement are in no way covered by or made a part of this Agreement.*** Upon the termination of this Agreement for any reason other than Area Representative failing to meet the development schedule set forth in Section 8.3 below, Area Representative shall not be entitled to any share in the Continuing Royalty Fees or any other monies (i.e., assignment fees, franchise fees, franchise renewal fees, etc.) generated from the *Taco Time* locations opened by third parties, or Area Representative in the Territory after the Effective Date of this Agreement. Upon the termination of this Agreement due solely to Area Representative failing to meet its development schedule detailed under Section 8.3 below and expressly subject to Area Representative making all payments to Franchisor detailed under Section 1 above, Area Representative shall still be entitled to its share of the Continuing Royalty Fees and any other monies (i.e., assignment fees, franchise renewal fees, etc.) generated from the *Taco Time* locations opened by third parties, or Area Representative in the Territory after the Effective Date of this Agreement but prior to the applicable termination date. Nothing contained in this Section shall be deemed (i) to limit or modify the right of Franchisor to terminate this Agreement for any of the defaults set forth herein subject to any and all applicable notice and cure rights granted to Area Representative; or (ii) to require affiliated entities of Franchisor to execute master leases and thereafter grant subleases to franchisees in the Territory. Franchisor agrees that so long as this Agreement is in full force and effect, Franchisor shall not directly or indirectly issue another *Taco Time* Area Representative Agreement in the Territory or issue a grant to a third party of any part of Area Representative's rights thereof.

3. OBLIGATIONS OF THE FRANCHISOR:

Franchisor promises and covenants as follows:

3.1. To permit Area Representative to use the Trademarks, its logotypes and any other trademarks or service marks which Franchisor may authorize and designate for use by Area Representative, including tag lines and slogans. Area Representative, upon Franchisor's request, agrees to use the newest trademarks, tag lines and slogans and other promotional material developed by Franchisor upon the minimum of at least 30 days prior written notice to Area Representative;

3.2. To furnish, by lending Area Representative as created, a copy of the *Taco Time* Operations Manual and Design Manuals (hereinafter collectively the "Manual(s)"), together with any subsequent changes or amendments thereto. Area Representative agrees not to copy, publish or duplicate the contents of said Manuals except for dissemination to the officers and key employees of Area Representative;

3.3. To supply Area Representative, free of charge on an annual basis or sooner, if the documents are updated more frequently, one complete sample set of all sales materials and forms, including the standard franchise agreements and related documents for *Taco Time* and applicable Uniform Franchise Offering Circulars ("UFOCs") (hereinafter, the "Documents"). Except for the UFOCs and franchise agreements, Area Representative is responsible for duplicating the Documents at its sole cost and expense in order to have adequate quantities to distribute to potential franchisees throughout the Term of this Agreement.

3.4. To make available to Area Representative the right to consult in person at the office of Franchisor or by telephone with Franchisor's officials and staff in its Scottsdale, Arizona offices or at such other location designated by Franchisor about questions concerning the development of *Taco Time* restaurants in the Territory and issues relating to design, construction and operation of franchise units so that Area Representative will have available to it the experience of Franchisor. Additional or replacement offices may be developed in the future and the advice and consultation will be provided from these respective offices of Franchisor;

3.5. To provide for the Area Representative a training program for 5 days (approximately 40 hours) (or such lesser or greater periods as established by Franchisor) of classroom instruction and on-the-job training in an existing *Taco Time* outlet at a location selected by Franchisor for such training in its sole discretion (the "Initial Training Program"). The Initial Training Program covers the operational and statistical methods of operating a *Taco Time* location, area representative business, franchise sales, real estate procurement and marketing. The Initial Training Program shall be attended by the controlling stockholders of Area Representative if a corporation, all partners if a partnership, all individual proprietors if a sole proprietorship, and all managing executives and operational supervisors. If the ownership, management or operational supervisor is changed, the new management or executive(s) must also be trained prior to the commencement of their responsibilities at Area Representative's sole cost and expense. With regards to the Initial Training Program, Area Representative shall be solely responsible for the salaries of Area Representative's principals, owners, and/or employees during the term of the training and all travel expenses, including food, entertainment and lodging expenses, of Area Representative, and its principals, owners and/or employees. Franchisor shall be solely responsible for the costs of its training staff member(s) during the Initial Training Program. It is acknowledged that subsequent to the Initial Training Program, there will be continued practical training and education arising between the Area Representative's staff and Franchisor's staff as Area Representative confronts the problems and difficulties that arise in the development of the Territory. The costs and expenses of any and all training programs and sessions after the Initial Training Program shall be the sole responsibility of Area Representative.

3.6. As changes in applicable laws occur, Franchisor shall attempt to inform Area Representative of any new or recently modified applicable federal or state franchise laws. Area Representative acknowledges that such information will be generally provided to Area Representative through mailings from the Franchisor's corporate office. This provision and its compliance or lack thereof shall in no way release Area Representative from its obligation to comply with all applicable laws and/or to be knowledgeable of all applicable franchising laws and regulations, including those specific to the Territory;

3.7. To pay all bills, invoices, fees and other obligations that may be owed to Area Representative by Franchisor, provided Area Representative is in full compliance with this Agreement, including its monetary obligations to Franchisor under Section 1 above;

3.8. Upon receipt of each new and completed franchisee application and related documents (the "Application") from Area Representative for each prospective franchisee in the Territory and if the Application materials are complete, Franchisor shall either approve or reject such new franchisee within ten days, with such approval not being unreasonably withheld. Upon all such approvals, Franchisor shall immediately send via overnight mail the current applicable *Taco Time* UFOC to the prospective franchisee at Franchisor's sole cost and expense. Additionally, each proposed location for a *Taco Time* outlet in the Territory must be presented to Franchisor prior to the Franchise Documents, as such term in defined in Section 3.9 below, being drafted, and Franchisor may reject any such presented location if it falls within a protected radius of either (i) an existing or under development third party *Taco Time* franchise location or (ii) *Taco Time* landlord in the Territory;

3.9. Upon its approval of each new prospective franchisee under section 3.8 above and receipt of the signed UFOC acknowledgement receipt and related documents completed by the prospective franchisee ("Prospective Franchisee Documents"), Franchisor shall draft all required documents for the new franchisee, including the applicable franchise agreement and all necessary exhibits and attachments thereto (the "Franchise Documents"). Franchisor shall complete the Franchise Documents within ten days of its receipt of the Prospective Franchise Documents, and will forward the Franchise Documents to the prospective franchisee for review and signature via overnight delivery service at Franchisor's sole cost and expense.

3.10. To protect and defend Area Representative's right to use, and the validity of, Franchisor's Trademarks;

3.11. To direct all franchise sales and real estate leads received by Franchisor for potential franchisees and real estate in the Territory promptly to Area Representative; and

3.12. Franchisor, or its affiliated companies, shall have no responsibility or obligation to become a party (i.e., tenant, guarantor, etc.) to any commercial real estate leases in the Territory, whether for Area Representative's corporate locations, or for third party franchisees in the Territory who purchased franchises during the Term of this Agreement. However, Franchisor shall have to approve all such proposed locations for Taco Time outlets in the Territory, with its approval to not be unreasonably withheld unless any proposed location falls within a protected radius of either (i) an existing or under development third party Taco Time franchise location or (ii) Taco Time landlord in the Territory.

4. FRANCHISOR'S WARRANTIES AND REPRESENTATIONS:

Franchisor warrants and represents as follows:

4.1. That Franchisor has the right, title and interest to grant the Area Representative the rights under this Agreement and that all rights granted herein to Area Representative are free and clear of any and all liens, claims or encumbrances;

4.2. That Franchisor has the full power and authority to enter into this Agreement and that the rights granted herein to Area Representative under this Agreement and the obligations of Franchisor hereunder do not conflict with nor result in a breach of any Agreement to which Franchisor is a party to or by which Franchisor is otherwise bound; and

4.3. That Franchisor will protect and defend the rights of Area Representative against third parties claiming a violation of 4.1 and 4.2 and the validity of the Trademarks at its sole expense.

5. OBLIGATIONS OF THE AREA REPRESENTATIVE:

Area Representative promises and covenants as follows:

5.1. To devote its best efforts to develop and manage the Territory, including identifying new third party potential franchisees, identifying suitable real estate and assisting with the sale of new *Taco Time* franchises in the Territory after the Effective Date of this Agreement, in accordance with the requirements of Franchisor which (except for the development requirements in Section 8) may change and vary. To use the Franchisor's approved marketing techniques set forth in the Manuals and/or as presented during the Initial Training Program to identify/locate new potential franchisees and new real estate for the establishment of *Taco Time* locations in the Territory;

5.2. To abide by and strictly comply with the terms, rules and requirements set forth in the *Taco Time* UFOC, Manuals and this Agreement;

5.3. To make no unauthorized promises, representations or commitments in connection with the sale of franchises other than as furnished or authorized in writing by Franchisor;

5.4. To not make any representations to prospective franchisees regarding projected financial results, sales, profits, franchise value and re-sale value for the *Taco Time* franchises which Area Representative is assisting Franchisor sell in the Territory under this Agreement;

5.5. In the event Area Representative breaches Section 5.3 and/or 5.4 above and the franchisee who was the recipient of such information brings an action against Franchisor seeking monetary or other damages as a result of Area Representative's misrepresentations or other unauthorized promises/commitments, Area Representative agrees to indemnify Franchisor for any and all costs relating to defending such action and any damages ultimately rewarded to such franchisee at the expense of Franchisor, including, but not limited to, all attorneys fees and related costs;

5.6. To indemnify Franchisor for any and all expenses that Franchisor may incur if a legal or other action is brought involving Area Representative's real estate obligations for both its corporate owned locations and locations sold to third party franchisees within the Territory. ***Area Representative herein acknowledges that Franchisor has no obligation under this Agreement to be party to any of Area Representative's real estate leases and related obligations, whether for Area Representative's corporate locations, or for franchisees in the Territory who purchased franchises during the Term of this Agreement.***

5.7. This Subsection Intentionally Deleted.

5.8. Except as detailed herein, Franchisor assumes all responsibility for performing the Support Services to third party franchisees who purchase and open *Taco Time* restaurants in the Territory after the Effective Date of this Agreement. Notwithstanding the foregoing, for any third party franchisee who purchases and opens a *Taco Time* franchise restaurant in the Territory during the Term of this Agreement and fails two (2) consecutive QSCs performed by Franchisor, Area Representative hereby agrees, at its sole cost and expense, to train, assist and otherwise work with such failing franchisee in their *Taco Time* restaurant for as much time as necessary in the areas identified as deficient in the relevant QSCs until the third party franchisee passes the subsequent QSCs performed by Franchisor.

5.9. To provide reasonable assistance to Franchisor with regard to the enforcement of franchise agreements sold during the Term of this Agreement within the Territory, as well as the rules and obligations of the Manuals and the general operating policies of Franchisor. In clarification of this Section 5.9, Area Representative is not required to commence or initiate legal proceedings to enforce any of the above referenced agreements, Manuals or policies. However, Area Representative is first required, at its sole cost and expense, to use its best efforts and exhaust all of its options to enforce all franchise agreements, Manuals, and policies for locations developed in the Territory under this Agreement, short of initiating legal action. Franchisor and Area Representative shall each reasonably cooperate with each other, and provide testimony as needed for any legal proceeding. Franchisor's decision shall control with respect to decisions regarding when to commence or settle a claim or as to strategy in defending legal actions and choice of counsel. With respect to offensive or defensive franchisee legal proceedings, including encroachment or franchisee territorial disputes in the Territory against Franchisor or any affiliated leasing company, all costs and expenses of all actions shall be borne 50% by Franchisor and 50% by Area Representative. An offensive legal proceeding is an action commenced to enforce each respective *Taco Time* franchise agreement or sublease. Generally for the *Taco Time* franchisees, Continuing Royalty Fees are collected by a lawsuit or an eviction action, which sometimes requires subsequent or simultaneous actions. Prior to the commencement of any legal proceeding, Area Representative shall be afforded prior notice and an opportunity to negotiate with the respective franchisee to amicably resolve the dispute. A defensive legal proceeding is an action commenced by a *Taco Time* franchisee, landlord or third party in the Territory against the Franchisor. In the event any such offensive or defensive legal proceedings result in Franchisor regaining possession of a *Taco Time* restaurant in the Territory during the Term of this Agreement, Area Representative shall be provided with the first right, for fifteen (15) days after Franchisor gains possession, to purchase such restaurant from Franchisor at a mutually agreeable fair market price that takes into account Franchisor's costs and expense of regaining possession of the subject location;

5.10. To protect the integrity of the Trademarks and to maintain the highest standards of integrity, quality and reputation;

5.11. To pay all bills, invoices, fees and other obligations that may be owed to Franchisor by Area Representative in accordance with their respective payment terms, including all Continuing Royalties owed to Franchisor under Area Representative's individual unit franchise agreements for its corporate *Taco Time* locations;

5.12. To not engage in any unauthorized advertising, as such term is defined in the Manuals, *Taco Time* UFOC, or any other advertising that is not previously approved by Franchisor, which approval shall not be unreasonably withheld or delayed;

5.13. To comply with Section 8 of this Agreement, entitled "Area Franchise Development";

5.14. To promptly notify Franchisor if it is in violation of any of the terms of this Agreement and to grant to Franchisor a 45 day grace period in which to cure any such defaults after notice thereof by registered mail in accordance with Section 12 herein. Any claims of default not noticed to Franchisor within 9 months of default shall be deemed waived by Area Representative. Franchisor shall not be deemed to be in default of this Agreement unless and until such notice is sent to Franchisor and such other parties set forth in Section 12 and the aforesaid cure period has expired without said default having been cured;

5.15. To comply with any and all *Taco Time* franchise agreements executed by Area Representative or by any corporation or similar legal entity controlled by Area Representative that has purchased a *Taco Time* franchise, as the case may be, for Area Representative's corporate locations within the Territory, regardless of whether such franchise agreements are executed before or after the Effective Date

of this Agreement, including the timely payment of all funds due Franchisor or its affiliates under such agreements;

5.16. To promptly attend to all sales leads and other inquiries from prospective franchisees and real estate leads received by Franchisor and forwarded to Area Representative for locations and new franchises within the Territory;

5.17. To promptly forward all Application(s) and Prospective Franchise Documents to Franchisor for Franchisor's acceptance or rejection of any new prospective franchisee, and to abandon all franchise sales efforts with any prospective franchisee or prospective location rejected by Franchisor under this process;

5.18. To complete and file, with the applicable governmental office(s) in the Territory, the relevant Salesperson Disclosure Form and/or similar documentation allowing Area Representative to assist Franchisor in the sale of *Taco Time* franchises within the Territory;

5.19. To only assist Franchisor in selling new franchises in the Territory utilizing the Franchise Documents prepared by the Franchisor, and to not alter, amend, change, or modify the Franchise Documents without the prior written consent of the Franchisor;

5.20. If a dispute or disagreement arises with Franchisor, to resolve such dispute or disagreement pursuant to the requirements of Section 18 herein;

5.21. To exercise its best efforts to protect the integrity of the Trademarks and other proprietary rights, and to maintain the highest standards of morality, ethics and reputation; and

5.22. To feature the Trademarks and logotypes in all of its local advertising, promotions, signs, literature and operations, and to clearly indicate to all third parties that Area Representative is a sales representative (and third party franchisee, if applicable) of Franchisor for the Territory, and that Area Representative is not an employee, agent or fiduciary of Franchisor nor may Area Representative bind or obligate the Franchisor in any manner whatsoever.

5.23. To promptly notify Franchisor if Area Representative receives notice, or is informed, of any claim, suit or demand against Area Representative or Franchisor relating to any aspect of the Area Representative Business involving *Taco Time* franchised restaurants being conducted in the Territory by Area Representative and/or any third party franchisees as set forth in this Agreement including, but not limited to, claims for alleged infringement, unfair competition or similar matters relating to Area Representative's use of the Trademarks in accordance with the terms of this Agreement. Area Representative shall not settle or compromise any such claim(s) by a third party without the prior written consent of Franchisor. In its sole discretion, Franchisor shall have the right to defend, compromise or settle any such claim using attorneys of its own choosing, and Area Representative agrees to cooperate fully with Franchisor in connection with the defense of such claim. Any costs and expenses in connection with such defense, compromise or settlement occasioned by the acts or omissions of Area Representative shall be the sole responsibility of the Area Representative.

5.24. To indemnify Franchisor for any and all expenses that Franchisor may incur if a legal or other action is brought involving Area Representative's real estate obligations for both its corporate owned locations and locations sold to third party franchisees within the Territory. ***Area Representative herein acknowledges that Franchisor has no obligation under this Agreement to be party to any of Area Representative's real estate leases and related obligations, whether for Area Representative's corporate locations or for franchisees in the Territory who purchased franchises during the Term of this Agreement.***

6. ADVERTISING:

6.1. Except as provided herein, in Section 5, and in Franchisor's standard franchise agreement, neither Franchisor nor Area Representative is under any duty or obligation to engage in any consumer advertising or promotion for *Taco Time* locations in the Territory.

6.2. Franchisor's policy with respect to advertising is to encourage the franchisees in the Territory to engage in their own individual advertising specific to their location and local demographics. In certain situations, the Franchisor may encourage the franchisees in the Territory to form and implement an advertising cooperative and to participate in advertising and marketing decisions in conjunction with the assistance of Area Representative and the authorization, approval or direction of Franchisor. Area Representative shall coordinate the formation of the cooperative, attend all meetings and provide all assistance and guidance to the *Taco Time* franchisees as requested by Franchisor in order to work cooperatively with said franchisees. If multiple territories are part of the cooperative, then in such event Area Representative shall work harmoniously and constructively with other Area Representatives and franchisees as may be needed.

7. INITIAL FRANCHISE AND ROYALTY FEES:

7.1. The Initial Franchise Fee for each traditional *Taco Time* location within the Territory shall be $30,000, and such Initial Franchise Fee shall be reduced to $17,500 for the third franchise agreement for any one third party franchisee or the Area Representative, and any franchise agreement thereafter for such third party franchisee or the Area Representative. The Initial Franchise Fee for each non-traditional *Taco Time* location (i.e., co-branded outlets, express units, etc.) shall be $7,500 per location, and such Initial Franchise Fee shall be reduced to $5,000 for the third non-traditional franchise agreement for any one third party franchisee or the Area Representative, and any franchise agreement thereafter for such third party franchisee or the Area Representative. A "traditional" *Taco Time* restaurant is any *Taco Time* location offering the full *Taco Time* menu. A "non-traditional" *Taco Time* outlet is a *Taco Time* event cart, kiosk, express or co-branded location, or a *Taco Time* outlet located within a health club, travel plaza, or convenience store, all of which locations offer a limited version of the full *Taco Time* menu in existence at traditional *Taco Time* outlets. Franchisor reserves the right to increase or decrease the Initial Franchise Fee for each *Taco Time* franchise sold in the Territory on an annual basis. Each *Taco Time* franchisee in the Territory shall be obligated to pay a Continuing Royalty Fee and Advertising Contribution of 6% and 4% of gross sales, respectively, on a weekly basis, subject to limited exceptions designated by Franchisor in its sole discretion. Franchisor reserves the right to increase or decrease the Continuing Royalty Fee for each new *Taco Time* franchise sold in the Territory on an annual basis. All franchise agreements shall be executed between Franchisor and each respective franchisee, or the Area Representative for its corporate locations. Area Representative hereby acknowledges and agrees that it is not entitled to any portion of the above-referenced Advertising Contributions collected by Franchisor from both third party franchisees and Area Representative's *Taco Time* locations in the Territory.

7.2. Area Representative, upon written request to Franchisor, may as a representative (not agent) of Franchisor and in compliance with each respective franchise agreement sold in the Territory after the Effective Date of this Agreement, audit any franchisee's books and records or inspect each franchisee's *Taco Time* premises for determination of compliance with the respective franchisee's obligations under its *Taco Time* franchise agreement.

7.3. All revenues, as set forth in this Section 7 but specifically excluding any and all Advertising Contributions collected by Franchisor, generated by the sale and operation of franchised units sold and opened within the Territory after the Effective Date of this Agreement, shall be paid or caused to be paid directly to Franchisor (the "Franchise Revenues"). The Franchise Revenues shall be deposited by Franchisor into a bank account designated for the Franchise Revenues generated by *Taco Time* locations sold and opened in the Territory after the Effective Date of this Agreement (the "Designated Account"). Provided that Area Representative is in full compliance with its obligations hereunder, including all required payments under its own franchise agreements and related documents, and except for the reduction for the Transaction Deductions detailed in Section 7.4 below, Area Representative shall receive a portion of the Franchise Revenues collected as detailed in Exhibit "B" hereto and subject to the Accelerated Payments set forth in Section 1 above. If Area Representative wishes to own and operate a new franchised *Taco Time* store corporately in the Territory during the Term, the Initial Franchise Fee payable to Franchisor shall be $30,000 (or $17,500 if the third or subsequent traditional outlet) or $7,500 (or $5,000 if the third or subsequent non traditional outlet), depending on the type of location, and such location shall count toward Area Representative's development obligations under Section 8 of this Agreement. For any *Taco Time* franchised stores corporately owned by Area Representative in the Territory and opened during the Term hereof and after reduction for the Accounting Expense Deduction defined below, Area Representative shall receive back the applicable portion detailed in Exhibit "B" hereto of the weekly Continuing Royalty Fees under the standard franchise agreement. In the event of a conflict between this Section and any other provision of this agreement, this Section shall control.

7.4. For each franchise sold under this Agreement, whether to a third party or to the Area Representative to operate as a corporate store, Franchisor shall be paid $500 to cover its legal expenses (the "Legal Expense Deduction"). The Legal Expense Deduction will be deducted from the Initial Franchise Fee collected from third party franchisees, or the Area Representative (when opening a corporate location) prior to any division of such fee under Sections 7.3 and 7.5 and Exhibit "B" of this Agreement or paid directly by Area Representative to Franchisor for any corporate stores opened by Area Representative where no Initial Franchise Fee is owed (See Exhibit "B"). Additionally, for each franchise sold under this Agreement, whether to a third party, or to the Area Representative to operate as a corporate store, Franchisor shall be paid 2% of the gross amount of all Continuing Royalty Fees collected to cover its accounting expenses (the "Accounting Expense Deduction") (e.g., if royalties of $100,000 are collected, the Accounting Expense Deduction would be $2,000, and then the remaining $98,000 would be split between the parties pursuant to this Agreement). The Accounting Expense Deduction will be deducted from the Continuing Royalty Fees collected by Franchisor from third party *Taco Time* franchisees and the Area Representative (for its locations opened during the term of this Agreement and operating as corporate locations) prior to any division of the Continuing Royalty Fees under Sections 7.3 and 7.5 and Exhibit "B" herein. The Legal Expense Deduction and Accounting Expense Deduction will collectively be referred to as the "Transaction Deductions."

7.5. Franchisor, upon receipt of good funds, or clearance of any deposit and after reduction for the Transaction Deductions detailed in Section 7.4 above, shall then remit from the Designated Account, on the fifteenth day (15th) of each calendar month, Area Representative's portion pursuant to Exhibit "B" hereto of any Initial Franchisee Fee, Continuing Royalty Fees, franchise renewal fees, and/or franchise assignment fees (but not training fees) received during the previous calendar month from franchisees in the Territory for locations opened after the Effective Date of this Agreement. Franchisor is hereby granted a security interest and lien against any and all fees, or accounts payable by Franchisor to Area Representative to secure full compliance by Area Representative of its obligations as provided herein and all of its obligation under its individual unit franchise agreements for its corporate *Taco Time* units.

7.6. At the request of Area Representative, along with the monthly payment due the Area Representative herein from the collected Initial Franchise Fees, Continuing Royalty Fees, franchise renewal fees, and franchise assignment fees (but not training fees) of each respective franchisee in the Territory

opened during the Term of this Agreement, the Franchisor shall provide a monthly report describing the gross revenues reported from each franchisee, the fees received from each franchisee, and the monies payable to Area Representative.

7.7. With respect to any obligations owed by Area Representative to Franchisor under this or any other agreement, including franchise agreement(s) for Area Representative's corporate owned stores in the Territory, Franchisor is hereby further granted by Area Representative the irrevocable right of set-off against any fees or accounts payable to Area Representative from any and all fees or other monies collected by Franchisor for which a portion is to be paid to Area Representative pursuant to this Agreement.

7.8. It is acknowledged and agreed that any fees collected by either Area Representative or Franchisor from third party franchisees for new *Taco Time* franchised locations in the Territory above and beyond the applicable initial franchise fee (i.e., key money) shall be treated as additional initial franchise fees and split between Area Representative and Franchisor accordingly.

7.9. Area Representative acknowledges and agrees that if it uses a third party broker or sales agent (including itself or representatives and employees of its organization) to sell any *Taco Time* franchises in the Territory after the Effective Date of this Agreement, the cost and/or commission for such third party broker or sales agent is the sole responsibility of Area Representative.

7.10. Each *Taco Time* franchise agreement provides that upon the sale, assignment or transfer of the *Taco Time* location, or a change in controlling interest in a corporation or similar entity that owns the *Taco Time* franchise, a franchise assignment fee, in an amount designated in the applicable franchise agreement, shall be paid by the franchisee to Franchisor (the "Assignment Fee"). The Assignment Fee does not include any portion of the separate charged Training Fee under the franchise agreement. For each *Taco Time* franchise agreement assigned or transferred for a location within the Territory opened on or after the Effective Date of this Agreement, Franchisor will pay a portion set forth in Exhibit "B" of the applicable Assignment Fee (but no portion of the Training Fee as referenced above) to Area Representative according to Section 7.5. above. Notwithstanding the foregoing, if the *Taco Time* franchise is owned by Area Representative or the stockholders of Area Representative, no transfer fee shall be charged for transfers of the outstanding and issued shares of the corporate Area Representative to another corporation owned by the Area Representative or between existing stockholders of the Area Representative and their immediate families (mother, children, wife, husband, father, brother or sister) or by bequest, devise, operation of law or otherwise in the event of the death of any of the stockholders of the Area Representative.

7.11. Area Representative acknowledges that any and all Taco Time locations already open in the Territory as of the Effective Date of this Agreement and those locations identified on Exhibit "A" hereto that are already sold (but not yet open) or being negotiated by Franchisor for Taco Time locations to be opened in the Territory after the Effective Date of this Agreement are in no way covered by or made a part of this Agreement, and Area Representative is not entitled to any share of the Initial Franchise Fees, Continuing Royalty Fees, Assignment Fees, or franchise renewal fees generated from these locations within the Territory, nor do any of these pre-existing locations or identified locations count towards Area Representative's development obligations under Section 8 of this Agreement.

8. AREA FRANCHISE DEVELOPMENT:

For the purpose of this Section 8, the following definition shall control:

8.1. "One year" shall be defined as 365 days from the Effective Date of this Agreement and each anniversary date thereafter.

8.2. During the Term and any renewal terms of this Agreement (as detailed in Section 8.6 herein), Area Representative shall reasonably operate and continue to operate a franchise sales program in the Territory so that new franchisees for both new and existing (i.e., resales) *Taco Time* locations may be obtained. In order to effectuate the foregoing, Area Representative agrees to promptly attend to all sales leads and other inquiries from prospective franchisees and real estate leads received by Franchisor and forwarded to Area Representative for locations and new franchises within the Territory. Area Representative also agrees to use the Franchisor's approved marketing techniques set forth in the Manuals and/or presented during the Initial Training Program to locate new potential franchisees and new real estate for the establishment of new and resale *Taco Time* locations in the Territory;

8.3. Area Representative has agreed to a minimum market development obligation in order to ensure Franchisor that the Territory will be developed adequately and timely. Franchisor will be responsible for entering into all franchise agreements with the franchisees, but Area Representative will be responsible for certain aspects of the sale and/or development of all franchise agreements and real estate wherein all *Taco Time* stores are located within the Territory during the Term of this Agreement. Accordingly, as a material condition of this Agreement, the following minimum number of *Taco Time* locations shall be opened in the Territory, directly or indirectly, on a cumulative basis (i.e., excess stores opened in one year count toward succeeding years' requirements) as follows:

Effective Date - Effective Date Plus 365 days (the "1st year")	2 *Taco Time* outlets (2 cumulative total in the Territory)
2nd year	2 *Taco Time* outlets (4 cumulative total in the Territory)
3rd year	2 *Taco Time* outlets (6 cumulative total in the Territory)
4th year	2 *Taco Time* outlets (8 cumulative total in the Territory)
5th year	2 *Taco Time* outlets (10 cumulative total in the Territory)
6th year	2 *Taco Time* outlets (12 cumulative total in the Territory)
7th year	2 *Taco Time* outlets (14 cumulative total in the Territory)
8th year	2 *Taco Time* outlets (16 cumulative total in the Territory)
9th year	2 *Taco Time* outlets (18 cumulative total in the Territory)
10th year	2 *Taco Time* outlets (20 cumulative total in the Territory)

Any *Taco Time* franchise locations owned and operated by Area Representative in the Territory prior to the execution of this Agreement do *not* count toward Area Representative's minimum market development obligation set forth above. Additionally, all *Taco Time* locations already open in the Territory as of the Effective Date of this Agreement and those locations identified on Exhibit "A" hereto that are already sold (but not yet open) or being negotiated by Franchisor for *Taco Time* locations to be opened in the Territory after the Effective Date of this Agreement also do *not* count toward Area Representative's minimum market development obligations set forth above.

8.4. Notwithstanding anything to the contrary contained herein, in the event Area Representative fails to comply with its development schedule as described in Sections 8.2 and 8.3 herein, this Agreement shall be terminated as of the end of the applicable year upon notice from Franchisor to Area Representative, except Area Representative shall still be entitled to its share of the Continuing Royalty Fees and any other monies (i.e., assignment fees, franchise renewal fees, etc.) generated from the *Taco Time* locations opened by third parties, or Area Representative in the Territory after the Effective Date of this Agreement but prior to the applicable termination date;

8.5. If Area Representative fails to meet its development schedule, Franchisor may develop the Territory itself, or through others by the sale of another Area Representative Agreement, or otherwise.

8.6. If, at the expiration of the Term of this Agreement, Area Representative (i) has meet all of its development obligations contained in Section 8 of this Agreement; (ii) is in full compliance with all of the terms and conditions of this Agreement; and (iii) is in full compliance with all of the terms and conditions of any franchise agreement with Franchisor for corporate-owned *Taco Time* franchises in the Territory (including, but not limited to, being current with all payment obligations to Franchisor under such agreements), then this Agreement shall be automatically renewed for a perpetual term (the "Renewal Period"). During the Renewal Period, all of the terms and conditions of this Agreement shall remain in full force and effect except for the following: (i) no additional Consideration needs to be paid by Area Representative for the Renewal Period; (ii) the Area Representative shall have no additional required development obligations in the Territory during the Renewal Period; and (iii) the splitting of fees outlined in Exhibit "B" hereto shall remain in effect for new locations developed during the renewal term. Except for the Renewal Period, there are no extensions or renewals of this Agreement beyond the initial Term.

9. TAXES AND APPLICABLE LAWS

9.1. Area Representative shall pay any and all federal, city, state or local taxes, fees, fines or assessments arising out of the operation of Area Representative's business. Area Representative agrees to comply with all federal, state and local laws, orders, codes and ordinances applicable to Area Representative's business.

9.2. In connection with Area Representative's share of any receipts collected by Franchisor from franchisees in the Territory, Area Representative is obligated to pay any applicable excise or gross receipts tax or other charges payable under any applicable law as Franchisor is similarly obligated to pay any applicable excise or gross receipt tax or other charge payable under applicable law for its share of the Initial Franchise Fees, Continuing Royalty Fees, Assignment Fees, and franchise renewal fees collected from the Territory.

10. LOCAL CODES AND ORDINANCES:

Area Representative agrees to comply with all local laws, orders, codes, regulations, and ordinances applicable to Area Representative's business and its individual corporate *Taco Time* locations in the Territory.

11. TERMINATION:

This Agreement shall terminate in the event of the occurrence of any of the following:

11.1. With respect to the termination rights of Franchisor:

11.1.1. At the election of Franchisor, in the event Area Representative fails to meet any of its obligations contained in this Agreement, including but not limited to, the payment obligations contained herein, and the obligation to develop *Taco Time* locations as specified in Section 8, and where such default continues for the applicable period of time as set forth in Section 13 herein, without being cured after the mailing of written notice of such default, by certified mail (return receipt requested) by Franchisor.

11.1.2. Upon the bankruptcy or the appointment of a receiver for the assets of Area Representative, however, so long as Area Representative is otherwise in full compliance with this Agreement, Franchisor agrees that it will not exercise its termination rights under this Section.

11.1.3. In the event Area Representative violates Sections 5.3 or 5.4 of this Agreement, or Area Representative is found to have materially violated any applicable franchise sales laws while operating under this Agreement, and such violation has caused quantifiable damages to Franchisor's ability to conduct franchising of the *Taco Time* concept in the Territory.

11.1.4. In the event Area Representative, or its affiliate(s), is responsible for an Event of Default (including the non-payment of royalties to Franchisor) under the applicable franchise agreement or related agreement(s) for any of its corporate owned *Taco Time* locations opened in the Territory during the term of this Agreement, and such Event of Default, as the term is defined in the applicable Franchise Agreement or related agreement, is not cured within the time period allowed under the applicable agreement.

11.1.5. In the event Area Representative, or its affiliate(s), is responsible for an Event of Default (including the nonpayment of royalties and related monetary obligations to Franchisor) under any of its Franchise Agreements and related agreement(s) for *Taco Time* franchise locations purchased by Area Representative, or its affiliate(s) prior to the date of this Agreement and currently owned and operated by Area Representative or its affiliate(s), and such Event of Default, as the term is defined in the applicable Franchise Agreement or related document, is not cured within the time period allowed under the applicable agreement.

11.1.6. In the event Area Representative does not follow Franchisor's design and construction criteria set forth in the Manuals and related documents (including, but not limited to, submitting all design plans to Franchisor for approval in advance of construction commencing, and utilizing only approved products, suppliers, vendors, and equipment) in the construction of its corporate owned locations only in the Territory during the term of this Agreement.

11.1.7. In the event Area Representative fails to meet its payment obligations under Section 1 of this Agreement and such default is not timely cured as provided for in this Agreement.

11.2. With respect to the termination rights of Area Representative:

11.2.1. At the election of Area Representative, in the event Franchisor fails to meet any of its obligations as specified herein and where such default continues for 45 days without being cured after the mailing of written notice of such default by certified mail (return receipt requested) by Area Representative.

11.3. With respect to a default by either Franchisor or Area Representative, each party shall be entitled to any and all lawful damages or rights and remedies available at law or at equity, but in no event shall Area Representative or Franchisor be entitled to receive lost profits, or punitive or exemplary damages. The successful party to such legal proceeding shall be entitled to receive reasonable attorneys' fees not to exceed $50,000.

11.4. In the event this Agreement is terminated and Area Representative purchases a *Taco Time* franchise in the Territory for its own corporate operation after the date of such termination of this Agreement, Area Representative shall pay to Franchisor 100% of Franchisor's then standard Initial Franchise Fee and 100% of all Continuing Royalty Fees, Assignment Fees, and franchise renewal fees for such franchise location (i.e., there shall be no splitting of such fees between the Parties).

12. NOTICES:

12.1. No notice sent under any provision of this Agreement shall be of any effect unless it is sent by certified mail (return receipt requested), addressed to the party for which it is intended at the following address:

With respect to Franchisor (as applicable):

Kahala Franchise Corp. (dba *Taco Time*)
Attn: Kevin Blackwell
7730 E. Greenway Road, Suite 104
Scottsdale, Arizona 85260

With a required copy to:

Kahala Corp.
Attn: Legal Department
7730 E. Greenway Road, Suite 104
Scottsdale, Arizona 85260

With respect to Area Representative:

Rockelle Corp.
Attn: Gerard Stephan
162 Miller Place Road
Miller Place, New York 11764

12.2. Notice so served shall be deemed received 5 business days after mailing. Either party may change its address for service of notice at any time by notice similarly served.

13. DEFAULT:

13.1. Franchisor shall not be in default of this Agreement unless and until Franchisor has received notice from Area Representative of such default by certified mail, return receipt requested, and the applicable period of time has elapsed in which to cure said default. The minimum length of such cure period shall not be less than 45 days after receipt of notice. In the event that Franchisor is reasonably attempting to cure such default in a diligent and expeditious manner and does in fact cure such default, Area Representative agrees that it will reasonably extend the cure period.

13.2. Area Representative shall not be in default of this agreement unless and until Area Representative has received written notice of default from Franchisor by certified mail, return receipt requested, and the applicable period of time has elapsed in which to cure said default. The minimum length

of such cure period shall not be less than 45 days after receipt of notice, except for: (i) monetary defaults of obligations of Area Representative to Franchisor, if any (including any default in the payments due under Section 1 above), or defaults of the development schedule obligations as set forth in Section 8, which shall be 5 days after receipt of written notice, and (ii) defaults of any applicable state or federal franchise or securities law, which shall be 15 days after receipt of written notice or as said law requires. In the event that Area Representative is reasonably attempting to cure such default in a diligent and expeditious manner and does in fact cure such default, Franchisor agrees that it will reasonably extend any cure period to enable Area Representative to cure any default except for those set forth in subsection (ii) herein.

14. CONSENT TO TRANSFER:

14.1. For all proposed transfers or assignments of this Agreement, and transfers of more than 51% of the outstanding and issued stock of Area Representative by one or more transfers or any transfer which, directly or indirectly, effectively changes ownership or management control of Area Representative, Franchisor will not unreasonably withhold its consent to any transfer or assignment which is subject to the restrictions of this Section, provided however, Franchisor shall not be required to give its consent unless all of the following conditions are met prior to the effective date of assignment:

14.1.1. Upon the execution of this Agreement and upon each direct or indirect transfer of an interest in this Agreement, or in the ownership of Area Representative, and at any other time upon Franchisor's request, Area Representative shall, within 5 days prior to such transfer, or at any other time at Franchisor's request, furnish Franchisor with an estoppel agreement indicating any and all causes of action, if any, that Area Representative may have against Franchisor, or that none exist, and a list of all shareholders or partners having an interest in this Agreement or in Area Representative, the percentage interest of each shareholder or partner, and a list of all officers and directors, in such form as Franchisor may require;

14.1.2. Area Representative's written request for transfer of either a partial or whole interest in this Agreement must be accompanied by an offer to Franchisor of a right of first refusal at the same price offered by any bona fide buyer less 5%. Franchisor shall have the right and option, exercisable within 15 days after receipt of written notification from the Area Representative, to send written notice to Area Representative that Franchisor or its third-party designee, intends to purchase the interest which is proposed to be transferred, on the same terms and conditions offered by the third party less 5% of any consideration required. If Franchisor accepts such offer, the 5% transfer/administrative fee due by Area Representative in accordance with Section 14.1.8 shall be waived by Franchisor. Any material change in the terms of an offer prior to closing shall cause it to be deemed a new offer, subject to the same right of first refusal by Franchisor, or its third-party designee, as in the case of the initial offer. Franchisor's failure to exercise such option shall not constitute a waiver of any other provision of this Agreement, including any other requirements of this Section with respect to the proposed transfer;

14.1.3. Area Representative is not in default under the terms of this Agreement, the Manuals or any other obligations owed Franchisor (including any of the term and conditions of individual franchise agreements for Area Representative's corporate owned *Taco Time* franchised outlets opened in the Territory), and all of Area Representative's then-due monetary obligations to Franchisor have been paid in full;

14.1.4. Area Representative and its shareholders or members, if Area Representative is a corporation or similar legal entity, have executed a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor, its affiliates, subsidiaries, shareholders, directors, officers, other area representatives of Franchisor and employees;

14.1.5. The transferee/assignee has demonstrated to Franchisor's satisfaction that it meets all of Franchisor's then-current requirements for new Area Representatives, including, without limitation, possession of good moral character and reputation, satisfactory credit ratings, acceptable business qualifications (including no involvement with direct competitors of Franchisor), and the ability to fully comply with the terms of this Agreement;

14.1.6. The transferee/assignee, its general manager and operational employees responsible for the operation of the Area Representative business have satisfactorily completed the Franchisor's Initial Training Program, at their sole cost and expense;

14.1.7. The transferee/assignee executes such other documents as Franchisor may require, including a replacement area representative agreement on the then-standard area representative agreement form used by Franchisor as modified by the business terms set forth in this Agreement, in order to assume all of the obligations of this Agreement, to the same extent, and with the same effect, as previously assumed by the assignor; and

14.1.8. At the completion of Area Representative's sale transaction, Area Representative shall pay to Franchisor the following administrative/transfer fee: (i) $20,000 if the sale transaction occurred within twenty-four (24) months of the Effective Date of this Agreement; and (ii) $7,500 if the sale transaction occurred after twenty-four (24) months from the Effective Date of this Agreement.

14.2. Area Representative's rights may pass to Area Representative's next of kin or legatee if they assume Area Representative's obligations and attend and complete Franchisor's training program. Upon Area Representative's disability, Area Representative may sell the Area Representative Agreement pursuant to the requirements of this Section 14 or keep it, if operated by trained personnel.

14.3. Franchisor's consent to a transfer shall not constitute a waiver of any claims it may have against the transferring party arising out of this Agreement or otherwise.

14.4. If Area Representative is an individual, Franchisor hereby consents to the assignment of this Agreement and any and all obligations referable thereto to a corporation or limited liability company principally owned by Area Representative within 90 days from the date hereof, without any fee charged by Franchisor.

15. DISCLOSURE:

15.1. Area Representative acknowledges receipt at least ten (10) business days prior to the Effective Date of this Agreement of the *Taco Time* UFOC that incorporates the standard *Taco Time* franchise agreement, current list of franchisees, audited financial statements of Franchisor or Kahala Corp., the Franchisor's parent company, for the past three fiscal years, and certain unaudited interim financial statements of Kahala Franchise Corp.

15.2. By execution hereof, Area Representative acknowledges that Franchisor is relying upon the representations contained in this Agreement, which include, inter alia, that there have been no representations, forecasts, warranties or statements made by Franchisor or any of its salesmen, officers, directors, employees or others including, but not limited to, franchise or Area Representative Business sales, profits and/or growth potential.

16. NO REPRESENTATIONS, ETC.:

Area Representative warrants, represents and acknowledges that:

16.1. Except for any representation or warranty contained in the *Taco Time* UFOC, if any, there have been no representations, forecasts, inducements, projections, warranties or statements made by Franchisor or any of its salesmen, officers, directors, employees, or others, including but not limited to, franchise or Area Representative Business sales, profits and/or growth potential nor has Area Representative relied upon any representations, forecasts, inducements, projections, warranties or statements made by any entity involved in this transaction;

16.2. Area Representative has made an independent decision to enter into this transaction and to consult with and receive the advice of counsel, and that it has not been induced by any promise or commitment not contained herein. This is the entire agreement of the parties hereto;

16.3. No other salesman, staff member, entity, or associate of Franchisor has met Area Representative regarding this area representative sale or the offer and acceptance thereof ;

16.4. Area Representative acknowledges and agrees that it and its salesmen (called "Franchise Sales Associates") now existing or hereinafter existing are not the agents of Franchisor nor may they bind Franchisor unless agreed to in writing by Franchisor. Franchise Sales Associates are individuals who are involved as franchise sales persons/representatives on behalf of the Franchisor. They are not the agents of the Franchisor nor are they authorized to enter into any contracts, agreements, understandings, or modifications of any agreement between the Area Representative herein or any other franchisee and the Franchisor or on behalf of any subsidiary, affiliate, or other entity associated with the Franchisor. With respect to the franchise sales process, Franchise Sales Associates are authorized to disseminate information approved in writing by the Franchisor. Franchise Sales Associates are not authorized nor is there any intention to grant any apparent authority to do anything other than to assist Franchisor in the sale of *Taco Time* franchises in the Territory for the Franchisor in accordance with applicable laws, rules and regulations;

16.5. There have been no representations, warranties, inducements, pro formas, forecasts, estimates or any other inducement or statement made by any salesperson associated with Franchisor or Franchisor or its agents, salesmen, directors, officers, employees or any other salesmen or other person or entity regarding financing, net profits, gross profits, net sales, gross sales, costs or expenses of *Taco Time* stores generally or of any specific *Taco Time* store nor has the Area Representative relied upon any representations, warranties, inducements, pro formas, forecasts, estimates or any other inducement or statement made by Franchisor or its agents, directors, officers, employees or salesmen or other associates or any other area representative or any of Area Representatives agents, directors, officers, employees or salesmen or other associates, regarding financing, net profits, gross profits, net sales, gross sales, costs or expenses of *Taco Time* stores generally or of any specific *Taco Time* store or with respect to any other material fact relating to the development of *Taco Time* stores in the Territory during the Term of this Agreement or any other matter pertaining to Franchisor, any Area Representative, the *Taco Time* chain or any other matter not set forth herein;

16.6. There have been no representations, warranties, inducements, pro formas, forecasts, estimates or any other inducement or statement made by any salesperson associated with Franchisor or Franchisor or its agents, salesmen, directors, officers, employees or any other salesmen or other person or entity regarding area representative business financing, area representative business net profits, area representative business gross profits, area representative business net sales, area representative business gross sales, area representative business costs or expenses nor has the Area Representative relied upon any representations, warranties, inducements, pro formas, forecasts, estimates or any other inducement or

statement made by Franchisor or its agents, directors, officers, employees or salesmen or other associates or any area representative or any of Area Representatives agents, directors, officers, employees or salesmen or other associates, regarding area representative business financing, area representative business net profits, area representative business gross profits, area representative business net sales, area representative business gross sales, area representative business costs or area representative business expenses generally or specifically or with respect to any other material fact relating to the development of *Taco Time* stores in the Territory during the Term of this Agreement or any other matter pertaining to Franchisor, any Area Representative, the *Taco Time* chain or any other matter not set forth herein.

****

FRANCHISOR WILL BE RELYING UPON YOUR RESPONSES TO THE FOLLOWING QUESTIONNAIRE AND IF ANY RESPONSE IS A NEGATIVE, FRANCHISOR WILL EITHER WORK WITH YOU TO CURE OR RESOLVE THE PROBLEM OR REFUSE TO EXECUTE THIS AGREEMENT.

PLEASE CIRCLE THE APPROPRIATE RESPONSE TO EACH STATEMENT AND INITIAL WHERE INDICATED. IF YOUR ANSWER TO ANY QUESTION IS "NO", PLEASE EXPLAIN YOUR ANSWER IN THE LINED SPACES PROVIDED AT THE END OF THIS AGREEMENT.

****

1. Area Representative has been represented by independent counsel who has reviewed the *Taco Time* UFOC, this Area Representative Agreement and the most current *Taco Time* franchise agreement. If Area Representative elects not to use an attorney, it acknowledges that it will be bound by the disclosures set forth in this Agreement, and the terms and provisions of this Agreement will be interpreted in accordance with applicable law and not subject to your personal view of what they may mean and that any oral agreements or inducements unless included in this Agreement, if any, will not be binding upon Franchisor.

YES **NO** ________
(Initial)

2. Area Representative is fully informed as to all of Area Representative's obligations, and of Franchisor's obligations as set forth in this Agreement.

YES **NO** ________
(Initial)

3. Area Representative has only had contact, negotiations and/or discussions with Lowell Eckart and no others regarding the offer and acceptance of this Agreement.

YES **NO** ________
(Initial)

4. Except for the salesperson(s) and executives identified in item (3) above, no other salesman, staff member, entity, employee or associate of Franchisor met the Area Representative regarding this Area Representative Agreement or the offer and acceptance of this Agreement.

YES **NO** ________
(Initial)

5. Area Representative acknowledges that Franchisor, its salesperson(s), any of their agents, salesmen, directors, officers or employees or any other salesperson(s), person or entity have not made, nor has Area Representative relied on any representations, warranties, inducements, pro formas, forecasts, estimates or any other inducements or statements regarding area representative business financing, area representative business net profits, area representative gross profits, area representative business net sales, area representative business gross sales, area representative business costs or expenses, generally or specifically or with respect to any other material fact relating to the development of *Taco Time* locations in the Territory during the Term of this Agreement or any other matter pertaining to Franchisor, any Area Representative, the *Taco Time* chain or any other matter not set forth herein.

YES NO ________
(Initial)

6. Area Representative acknowledges that Franchisor's salesperson(s) and/or executives identified in item (3) above or any other entity have not made any other agreement or understanding with Area Representative or any of its stockholders or members except as is set forth in this Agreement.

YES NO ________
(Initial)

7. Area Representative understands that in entering into this Agreement, Franchisor is relying upon Area Representative's acknowledgments, representations and commitments as stated in this Section.

YES NO ________
(Initial)

8. Area Representative acknowledges that any and all *Taco Time* locations already open in the Territory as of the Effective Date of this Agreement and those locations identified on Exhibit "A" hereto that are already sold (but not yet open) or being negotiated by Franchisor for *Taco Time* locations to be opened in the Territory after the Effective Date of this Agreement are in no way covered by or made a part of this Agreement, and Area Representative is not entitled to any share of the Initial Franchise Fees, Continuing Royalty Fees, Assignment Fees, or franchise renewal fees generated from these locations within the Territory, nor do any of these pre-existing locations or identified locations count towards Area Representative's development obligations under Section 8 of this Agreement.

YES NO ________
(Initial)

9. Area Representative acknowledges and agrees to keep all of the terms and conditions of this Area Representative Agreement confidential, and to not disclose any of the contents and specific terms of this Agreement to any third party, including any other potential or existing Area Representative of Franchisor, except as necessary to perform Area Representative's duties under this Agreement or as required by law.

YES NO ________
(Initial)

10. Area Representative understands, acknowledges, and agrees that this Agreement ***does not grant*** Area Representative any development rights of any kind in Kahala Corp.'s six other retail food concepts (i.e., Ranch *1, Frullati Cafe & Bakery, Rollerz, Samurai Sam's, Surf City Squeeze and Great Steak & Potato).

YES NO _________
(Initial)

"NO" ANSWERS EXPLAINED HERE:

IF YOU NEED MORE ROOM, PLEASE ATTACH EXTRA SHEETS OF PAPER

17. INDEPENDENT CONTRACTOR AND INDEMNIFICATION:

17.1. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that the Area Representative shall be an independent contractor, and that nothing in this Agreement is intended to make either party a general agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

17.2. During the term of this Agreement and any renewal hereof, the Area Representative shall hold itself out to the public as an independent contractor operating the Area Representative Business pursuant to a license from the Franchisor and as an authorized user of the Trademarks which are owned by the Franchisor. The Area Representative agrees to take such affirmative action as may be necessary to do so, including exhibiting to customers a sign provided by Franchisor in a conspicuous place on the premises of the Area Representative's corporate office and at each corporate owned *Taco Time* franchise location owned by Area Representative in the Territory.

17.3. In addition to the other indemnity provisions contained in this Agreement, it is understood and agreed that nothing in this Agreement authorizes the Area Representative to make any contract, agreement, warranty or representation on the Franchisor's behalf, or to incur any debt or other obligation in the Franchisor's name, and that the Franchisor shall in no event assume liability for or be deemed liable hereunder as a result of any such action or by reason of any act or omission of the Area Representative in the Area Representative's conduct of the Area Representative Business or any claim or judgment arising therefrom against the Franchisor. The Area Representative agrees at all times to defend at its own cost, and to indemnify and hold harmless to the fullest extent permitted by law, the Franchisor, its corporate parent, its corporate subsidiaries, affiliates, successors, assigns and designees of either entity, and the respective directors, officers, employees, agents, shareholders, designees, and representatives of each from all losses and expenses incurred in connection with any action, suit, proceeding, claim, demand, investigation, or formal or informal inquiry (regardless of whether same is reduced to judgment) or any settlement thereof which arises out of or is based upon any of the following: the Area Representative's alleged infringement or any other alleged violation of any patent, trademark or copyright or other proprietary right owned or

controlled by third parties; the Area Representative's alleged violation or breach of any contract, federal, state or local law, regulation, ruling, standard or directive of any industry standard; libel, slander or any other form of defamation by the Area Representative; the Area Representative's alleged violation or breach of any warranty, representation, agreement or obligation in this Agreement; any acts, errors or omissions of the Area Representative or any of its agents, servants, employees, contractors, partners, proprietors, affiliates, or representatives; the inaccuracy, lack of authenticity or nondisclosure of any information by any third party *Taco Time* franchisee in the Territory or customer of Area Representative's corporate owned *Taco Time* outlets in the Territory; any services or products provided by the Area Representative at, from or related to the operation of the Area Representative Business and the individual *Taco Time* franchise outlets opened by Area Representative under this Agreement; any services or products provided by any affiliated or nonaffiliated participating entity; any action by any third party *Taco Time* franchisee in the Territory or customer of Area Representative's corporate owned *Taco Time* outlets in the Territory against the Area Representative; and any damage to the property of the Area Representative or the Franchisor, their agents or employees, or any third person, firm or corporation, whether or not such losses, claims, costs, expenses, damages, or liabilities were actually or allegedly caused wholly or in part through the active or passive negligence of the Franchisor or any of its agents or employees, or resulted from any strict liability imposed on the Franchisor or any of its agents or employees.

17.4. The Area Representative shall conspicuously identify itself and the Area Representative Business in all dealings with its clients, contractors, suppliers, public officials and others as an independent Area Representative of the Franchisor, and shall place such notice of independent ownership on all forms, business cards, stationery, advertising, signs and other materials and in such fashion as the Franchisor may, in its sole and exclusive discretion, specify and require from time to time in its Manuals (as same may be amended from time to time) or otherwise.

17.5. Except as otherwise expressly authorized by this Agreement, neither party hereto will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name of or on behalf of the other party, or represent that the relationship between the Franchisor and the Area Representative is other than that of Franchisor and Area Representative. The Franchisor does not assume any liability, and will not be deemed liable, for any agreements, representations, or warranties made by the Area Representative which are not expressly authorized under this Agreement, nor will the Franchisor be obligated for any damages to any person or property which directly or indirectly arise from or relate to the operation of the Area Representative Business franchised granted hereby.

18. Applicable Law and Forum

18.1. The laws of the State of Arizona govern construction of all rights and obligations of the parties under this Agreement. Franchisor and Area Representative agree that any appropriate state or federal court located in Maricopa County, Phoenix, Arizona will have exclusive jurisdiction over any case or controversy arising under or in connection with this Agreement, and will be the proper forum in which to adjudicate such case or controversy. *(Please note, Minn. Rule 2860.4400J prohibits a Franchisee from waiving his or her rights to a jury trial, or to waive rights to any procedure, forum, or remedies provided for by the laws of the jurisdiction, or to consent to liquidated damages, termination penalties or judgment notes. In accordance with Maryland Franchise Registration and Disclosure Law, a Franchisee may sue in Maryland for claims arising under the Maryland Franchise Registration and Disclosure Law.)*

18.2. If an action at law or suit in equity is brought to establish, obtain, or enforce any right by either of the parties to this Agreement, the prevailing party in the suit or action will be entitled to reasonable attorney fees to be recovered from the other party (up to a maximum of $50,000), as well as the prevailing party's costs and disbursements incurred in such suit, action or appeal.

19. MISCELLANEOUS:

19.1. This Agreement has been executed in conformity with and shall be governed by the laws of the State of Arizona, or if required, under the laws of the state of the Territory.

19.2. This Agreement shall inure to and be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto and represents the entire agreement of the parties. Until this Agreement is executed by all parties, all offers, acceptances, written proposals, letters of intent or other written or oral understandings shall be non-binding on the parties and deemed preliminary negotiations.

19.3. This Agreement shall inure to the benefit of the successors and assigns of Franchisor. Franchisor shall have the right to transfer or assign this Agreement to any person or legal entity who assumes its terms and agrees to comply with Franchisor's obligations contained herein. Franchisor shall have no liability for the performance of any obligations contained in this Agreement after the effective date of such transfer or assignment.

19.4. This Agreement cannot be changed, modified or terminated orally. This is the entire agreement of the parties.

19.5. Words in the singular number include the plural when the sense requires. The Table of Contents and the captions are inserted only for convenience and are not a part of this Agreement or a limitation of the scope of the particular section to which each refers.

19.6. Time is of the essence for each and every provision of this Agreement.

19.7. This Agreement may be executed in multiple counterparts, but all such counterparts shall constitute but one and the same Agreement.

19.8. This Agreement expressly replaces and supersedes the Area Development Agreement by and between Area Representative and an affiliate of Franchisor with an effective of July 12, 2004 for the development of Taco Time franchises in the area of the Boroughs of Brooklyn, Bronx, Queens, Manhattan, Staten Island in the state of New York and Nassau County and Suffolk County, New York, which is attached hereto as Exhibit "C".

IN WITNESS WHEREOF, the parties hereof have executed this Agreement as of the Effective Date first written above.

"FRANCHISOR" KAHALA FRANCHISE CORP.

By: ______________________

Its: ______________________

"AREA REPRESENTATIVE" ROCKELLE CORP.

PERSONAL COVENANT AND CONTINUING GUARANTEE

(To be executed if Area Representative is not an individual)

In consideration of the execution by Franchisor of this Area Representative Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, being all of the persons and legal entities having a direct or indirect beneficial interest in Area Representative, do hereby agree, individually and joint and severally, to comply with and be bound by all material provisions of this Area Representative Agreement to the same extent as if each of them were the Area Representative, and hereby agree not to engage in any activities not permitted to the Area Representative thereunder (whether in their own behalf or in any capacity on behalf of any entity).

This Personal Covenant and Guarantee (i) shall be executed by all persons and other legal entities who now have and who shall from time to time have a direct or indirect beneficial interest in the Area Representative, and the execution hereof by all such persons and legal entities shall be the responsibility of the undersigned, (ii) shall be joint and several for any liability arising hereunder, and (ii) shall be governed in accordance with the laws of the same state whose laws govern the Area Representative Agreement.

Executed this ___ day of _________, 200__.

____

Gerard Stephan, an Individual

EXHIBIT "B"

COMPENSATION TO AREA REPRESENTATIVE:

1. **Initial Franchise Fees**: After reduction for the Legal Expense Deduction, subject to the required Accelerated Payments detailed under Section 1 of this Agreement, and provided Area Representative is in full compliance with this Agreement, all subsequent Initial Franchise Fees collected by Franchisor from new *Taco Time* locations sold and opened in the Territory under this Agreement shall be split as follows:

Total Number of Franchises Sold in the Territory Since Effective Date	Area Representative Portion of Initial Franchise Fees	Franchisor Portion of the Initial Franchise Fees
All	33% **	67%

** This percentage is subject to adjustment due to the required Accelerated Payments detailed under Section 1 of this Agreement and summarized as follows: Notwithstanding the forgoing or any other provision of this Agreement to the contrary, so long as there is a balance due and owing by Area Representative to Franchisor for the Financed Area Representative Fee or for any accrued interest, and after reduction for the Legal Expense Deduction, Franchisor shall retain 100% of the remaining Initial Franchise Fees collected on any of the *Taco Time* franchises sold and opened in the Territory to a third party or to Area Representative under this Agreement after the Effective Date of this Agreement (the "Accelerated Payment(s)") until the Financed Area Representative Fee and all accrued interest is fully paid to Franchisor through the Accelerated Payments, installment payments by Area Representative, or any combination thereof. The Accelerated Payments shall first be applied to the outstanding balance of the Financed Area Representative Fee, in the order of its payments (i.e., the Accelerated Payments shall first be applied to the February ___, 2006 payment, then to the February ___, 2007 payment, etc., and lastly applied to the accrued interest), until the Financed Area Representative Fee and all accrued interest is paid off to Franchisor in full.

After Franchisor receives the entire Area Representative Fee from Area Representative and after reduction for the Legal Expense Deduction and provided Area Representative is in full compliance with this Agreement, Area Representative shall be entitled to 100% of the remaining Initial Franchise Fees collected by Franchisor on any of the *Taco Time* franchises sold and opened in the Territory to a third party or to Area Representative under this Agreement after the Effective Date of this Agreement until Area Representative has received $300,000 from such funds.

2. **Continuing Royalty Fees:** After reduction for the Accounting Expense Deduction and provided Area Representative is in full compliance with this Agreement, the Continuing Royalty Fees collected by Franchisor from *Taco Time* franchised locations sold and opened in the Territory by Franchisor after the Effective Date of this Agreement shall be split as follows:

Total Number of Franchises Sold in the Territory Since Effective Date	Area Representative Portion of Continuing Royalty Fees	Franchisor Portion of the Continuing Royalty Fees
All Stores (1 and each thereafter	33.33%	66.67%

3. **Assignment and Renewal Fees:** Provided Area Representative is in full compliance with this Agreement, any assignment (**but not training fees**) and renewal fees collected by Franchisor from *Taco Time* franchised locations sold and opened in the Territory by Franchisor after the Effective Date of this Agreement shall be split as follows:

Total Number of Franchises Sold in the Territory Since Effective Date	Area Representative Portion of Transfer and Renewal Fees	Franchisor Portion of the Transfer and Renewal Fees
All Stores (1 and each thereafter	33.33%	66.67%

DESCRIPTION OF BUSINESS

We are a builder, owner, operator, franchiser and leaser of various types of quick service food establishments. In addition, we build and operate mini-mart type convenience stores that are located at specific Lukoil gasoline/service locations. Rockelle intends to be the parent corporation for a number of wholly owned subsidiaries.

Rockelle Corp.'s holdings consist of 2 convenience store locations at Lukoil service stations in Riverhead and Bohemia, Long Island, New York. While we currently generate monthly net revenue of $8,000 from gasoline sales from both stations, based on $0.075 per gallon sold, we expect these revenues to increase. The first of the two convenience stores is currently under construction. Once completed, this convenience store will generate additional revenue above and beyond the gasoline revenue.

Presently, Rockelle Corp. has a contractual agreement, signed in March 2005, with Kahala Corp., (an international food franchisor whose brands have more than $450 million in system wide annual sales) granting Rockelle exclusive area representation for the Boroughs of Brooklyn, Bronx, Queens, Manhattan, Staten Island and Nassau and Suffolk Counties in the State of New York. This agreement is for one of Kahala's many internationally franchised food concepts --- Taco Time.

Mr. Gerard Stephan, of Long Island, New York, is the principle shareholder, with 65% ownership of the common stock of Rockelle Corp. Mr. Stephan will act as the primary officer and director in heading up both Rockelle Corp. and its wholly owned subsidiaries.

MARKETING & BUSINESS STRATEGIES

Rockelle Corp., as described above, is currently doing the build out for the first of its two convenience stores. The first will be located in Riverhead; the second will be located in Bohemia. The build out costs for both convenience stores is $220,000. Due to the high traffic volume generated from the gasoline station customers, traditional advertising and promotion costs will be minimal. Current gasoline sales volume equates to over 2,000 cars per week. Total revenue from each Lukoil convenience store, including gasoline revenue, is anticipated to be between $650,000 & $750,000 per year. $100,000 of the total Private Placement money raised was used for security deposits and the rights for both Lukoil convenience store locations. The balance of the funding necessary to complete the Bohemia convenience store build out will come from outside lending institutions.

Taco Time is one of the top twenty fastest growing franchises with less than 300 locations, per the August 2004, QSR (Quick Service Restaurant) Magazine. As the exclusive rights holder for the New York/ Western Long Island metropolitan area, we can tap into the ever increasing Hispanic population growth, as well as the insatiable American appetite for high quality, healthy Mexican foods. The first Taco Time will be constructed and operated by us, and will serve as a model for all future franchises. Potential franchisees will be generated via pinpoint marketing, i.e., open houses and QSR trade shows and other media. To further support our endeavor, Kahala Corporation has provided a seasoned real estate locator to assist franchisees in obtaining strategically selected sites throughout the N.Y. Metropolitan area.

The exclusive rights to Taco Time for the N.Y. Metropolitan area cost $300,000, of which Rockelle Corp has already paid $100,000 to Kahala. A portion of the Private Placement money raised was utilized for the initial installment for these rights. We anticipate operating revenues for the Taco Time "model store" will be between $500,000 and $750,000 annually. Additional revenues are generated via franchise fees and royalty payments. It is Rockelle's intention to sell four (4) Taco Time franchises during the remainder of 2005. The anticipated franchise revenue from the sale of those four franchises is $120,000. Royalty fees of 6% of gross sales will be generated as those stores become operational. By contractual arrangement, each franchised location is also required to contribute an additional 4% of gross revenue to Rockelle Corp. for local and regional advertising.

COMPETITION

LUKOIL/CONVENIENCE STORES

Our competition comes mainly from other convenience/mini-mart type stores located on other gasoline station properties. Within a few mile radius of our first location, in Riverhead, Long Island, there is only one other similar combined facility. Our competitive advantages are as follows:

- Strategically located off the Long Island Expressway, Route 495,
- Proximity to Long Island Expressway provides continuous high volume traffic,
- Our large parking lot can also accommodate tractor trailers seeking diesel fuel, whereas our competition can not, due to their parking lot size constraints,
- Proximity to Riverhead Raceway will draw additional traffic,
- A major hotel is currently under construction within walking distance.

TACO TIME

Competitors include Taco Bell, Baja Fresh, Chipotle and Qdoba restaurants. Although there is greater competition in this arena, the NY metropolitan area's population more than supports this number of competitors. Further support comes from the large Hispanic population in Long Island, which increased by 70% from 1990 to 2000, and continues to grow by more than 12% per year. Our competitive advantages are:

- Taco Time is a 40-year-old established franchise, predominately located in the North Western United States today,
- They are amongst the top 20 fastest growing franchise chains with fewer than 300 units,
- Kahala projects franchise growth to exceed 13% per year, which will enhance our ability to sell franchises regionally,
- All menu items are prepared fresh daily,
- Only the freshest ingredients are used in the preparation of their foods,
- Only boneless, skinless white meat chicken and quality low-fat ground beef are used -- always fresh, never frozen.
- Our enhanced product line offers a wider array of menu choices, including vegetarian and health conscious food items,
- All employees are required to pass both personality and franchise food testing.

MANAGEMENT DISCUSSION & ANALYSIS

OVERVIEW

We are a builder, owner, operator, franchiser and leaser of various types of quick service food establishments. In addition, we build and operate mini-mart type convenience stores that are located at Lukoil gasoline/service stations. Rockelle intends to be the parent corporation for a number of wholly owned subsidiaries.

We expect limited revenues until we raise additional funds, and therefore, we will continue to operate on a reduced budget until such time. We currently generate revenues from gasoline sales at the Lukoil locations where we are building our convenience stores. The amount of additional funds secured will dictate the timing and progress of our business development.

There are three distinct competitive advantages Mr. Stephan, who is the principal officer and shareholder, brings to Rockelle. First, he has over 30 years experience in the residential and commercial construction industry. This experience, combined with his industry vendor contacts will provide economies of scale in the build out of future locations. Secondly, his experiences affords Rockelle the opportunity for an additional revenue stream from the construction and build out of all franchise locations under his area of responsibility. Thirdly, Mr. Stephan has both personal and family experience in the franchised fast food industry, having constructed, owned and operated a successful Quizno's restaurant. As a result of the success of this franchise outlet, Mr. Stephan was able to sell this location at a profit in 2004

In addition to the Private Placement money raised of approximately $204,000, Mr. Stephan has personally loaned Rockelle $130,000. Although we have no firm commitments for additional capital at this time, we are actively pursuing a number of funding avenues, including, but not limited to, banks, other financial institutions and/or alternative lending sources. If alternative lending sources are necessary, and require equity financing, our investors should assume that such funding could cause dilution to current stockholders.

TACO TIME

Rockelle Corporation has signed an agreement, dated March 2005, with Kahala Corporation, for exclusive rights to Taco Time, in the greater New York metropolitan area. This agreement is in perpetuity as long as Rockelle is not in default of the monetary or developmental requirements. These requirements are as follows:

- Open a minimum of two stores per year for each of the first ten years;
- The total Area Representative Fee required is $300,000; $100,000 of this fee was paid by Rockelle at the time the agreement was signed, leaving a balance due of $200,000;
- $200,000 remaining balance is to be paid in equal installments of $50,000 per year from years two through five, plus accrued interest of 12%;
- Accelerated payments are permitted through the receipt of franchise fees; the $30,000 franchise fee per store is remitted directly to Kahala Corporation and applied against the remaining Area Representative Fee balance;
- Once the $200,000 obligation is met, Rockelle Corporation will retain the next $300,000 in franchise fees;
- After Rockelle receives their $300,000, all future franchise fees are divided on a two to one basis with Kahala receiving 67% and Rockelle receiving the remaining 33%;
- Royalty revenues from all stores shall be 6% of gross revenues and distributed 4% to Kahala and 2% to Rockelle;
- Each store will also be required to contribute 4% of gross sales for regional and local advertising;
- Under this agreement Kahala Corporation will be responsible for all training and support services including quality control.

CONVENIENCE STORES

RIVERHEAD

Rockelle Corporation signed an agreement, dated January 5, 2005, with 1733 Old Country Road, LLC, ("Old Country"), for exclusive rights to operate a convenience store located at the Lukoil service station in Riverhead, Long Island, NY. This agreement is for a ten year period, beginning January 1, 2005 through December 31, 2014. The lease for this facility calls for $114,000 annually, in installments of $9,500 per month. A concession of $4,500 for each of the first two months was granted for interior improvements. Additionally, there is a 3% per year increase on the lease amount as well as a "triple net" arrangement.

From the gasoline pumped at the Riverhead location, Rockelle will receive $0.075 cents per gallon in the first year, with increases of 1/2 % per gallon per year for each of the ten-year period. This amount increases to $0.076125 cents per gallon in the 2nd year, $0.077267 cents per gallon in the 3rd year and so on. This annual increase in gasoline revenue will offset the increased monthly lease costs.

The agreement calls for us to be opened for a minimum of 7 days per week, 16 hours per day, 365 days per year. These hours of operation will provide heavy traffic flow to our gas pumps and convenience stores. Vendor agreements are already in place with regional distributors such as Harold Levinson Associates, www.HLADIST.com, as well as national suppliers such as Coca-Cola and Pepsi. These agreements provide a continuous supply of product inventory for the convenience stores. As a result of Mr. Stephan's previous franchise food experience (i.e. Quizno's) the initial product orders will be on mostly favorable 30-60-90 day payment terms.

BOHEMIA

Rockelle has also entered into an agreement with 3821 Veterans Highway, LLC ("Veterans Highway"), for the exclusive rights of our second convenience store at the Lukoil service station located in Boehmia / Ronkonkoma, Long Island, New York. This agreement is also for a ten-year period beginning January 1, 2005 and ends on December 31, 2014. The lease for this location is $90,000 annually, in monthly installments of $7,500. A concession of $3,750 for each of the first two months was granted for interior improvements. Additionally, there is a 3% per year increase on the lease amount as well as a "triple net" arrangement.

From the gasoline pumped at the Bohemia location, Rockelle will receive $0.075 cents per gallon in the first year, with increases of 1/2 % per gallon per year for each of the ten-year period. This amount increases to $0.076125 cents per gallon in the 2nd year, $0.077267 cents per gallon in the 3rd year and so on. This annual increase in gasoline revenue will offset the increased monthly lease costs.

The agreement calls for us to be opened for a minimum of 7 days per week, 16 hours per day, 365 days per year. These hours of operation will provide heavy traffic flow to our gas pumps and convenience stores. Vendor agreements are already in place with regional distributors such as Harold Levinson Associates, www.HLADIST.com, as well as national suppliers such as Coca-Cola and Pepsi. These agreements provide a continuous supply of product inventory for the convenience stores. As a result of Mr. Stephan's previous franchise food experience (i.e. Quizno's) most of the initial product orders will be on favorable 30-60-90 day payment terms.

PROMISSORY NOTE

$52,000.00

FOR VALUE RECEIVED, the undersigned Rockelle Corp., a Delaware Corporation whose address is 162 Miller Place Road, Miller Place, NY 11764 ("Maker") agrees to pay to the order of Gerard Stephan, ("Holder"), the principal sum of Fifty Two Thousand and 00/100 ($52,000.00) Dollars at 5% interest to accrue annually. Payment on such sum must be made to Maker on demand to be paid in lawful money of the United States, at ( ) or at such other place as Holder may designate. The principal balance of $52,000.00, shall be repaid in full on or before August 2006.

Upon mutual consent of Holder and Maker, Maker has the right to convert, in part or in total, the amount due and payable under this Note, into shares of Maker's common stock, par value $.001, at a conversion rate of $.03 per share. At the time of conversion, all rights and obligations under this Note shall immediately cease.

Maker hereby waives presentment, demand, notice, protest, the benefit of any homestead exemption law of any state and all other formalities in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure by Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Holder of a breach or default of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof.

If Maker fails to make payments required hereunder and such failure to pay continues for a fifteen (15) day period after the payment is due, it shall constitute a default under this Note.

Upon the occurrence of any default under this Note, Holder shall provide written notice to Maker of such default. If Maker fails to cure such default within ten (10) days after receipt of Holder's notice, the entire balance of this Note shall be immediately due and payable.

This Note shall be binding upon, and inure to the benefit of Maker, Holder and their respective successors and assigns.

This Note shall be construed and governed by the laws of the State of Florida. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

ROCKELLE, CORP.

______________________ BY: ______________________

WITNESS

GERARD STEPHAN

______________________ BY: ______________________

WITNESS

14,200,000

Founding Shares

	STOCKHOLDERS	NUM.OF SHARES		
1	GERARD A. STEPHAN	14,050,000		14,050,000
2	CARMELLA F. STEPHAN	2,000,000		2,000,000
3	KRYSTA M. STEPHAN	1,000,000		1,000,000
4	JEANINE N. STEPHAN	1,000,000		1,000,000
5	GERARD A. STEPHAN JR	1,000,000		1,000,000
6	ERIC KUNZE	50,000		50,000
7	ROCKELLE A. RIVERA	50,000		50,000
8	JANELLE R CANDELARIO	50,000		50,000
9	MICHAEL A. STEPHAN	200,000		21000
10	KIMBERLY A. STEPHAN	1,000		105
11	JOESEPH COLE	200,000		21000
12	MICHAEL J. DEMARTINO	100,000		10500
13	EVELYN A. DEMARTINO	100,000		10500
14	SAM F. ACRI	100,000		10500
15	VINNIE MATASSA	500,000		52500
16	ANTHONY STEPHAN	5,000		525
17	ELIZABETH STEPHAN	5,000		525
18	WALTER HENRY	10,000		1050
19	WILLIAM FLYNN	100,000		10500
20	JOSEPH VANDENBURG	20,000		2100
21	MICHAEL OBRIEN	200,000		21000
22	EMANUEL SAMMARTINO	125,000		13125
23	DENISE SAMMARTINO	125,000		13125
24	EMANUEL V. SAMMARTINO	50,000		5250
25	DOMINICK J. DEMASI	150,000		15750
26	LEE SAMMARTINO	100,000		10500
27	ANTHONY CICIO	100,000		10500
28	MICHAEL DE GAETANO	25,000		2625
29	JOSEPH CELANO	10,000	4000	5250
30	AMY VERSCHURE	10,000		1050
31	JAMES CELANO	10,000	4000	5250
32	NELSON VITALE	15,000		1575
33	MICHELE VITALE	15,000		1575
34	DR DONALD CHIAPETTA	25,000		2625
35	MANDY CHIAPETTA	25,000		2625
36	RICHARD DEMASI	20,000		2100
37	Y. KAY YANCEY	10,000		1050
38	CHRISTINA DUCKER	10,500	NEW	10500
39	CLAIRE PISCITELLI	10,000	NEW	10500
40	ANTHONY CAVAGNARO	5,000	NEW	5250
41	JANET & THOMAS MANGIARACINA	2,500	NEW	2625
42	RICHARD & SHARON HOPKINS	2,500	NEW	2625
				19,482,030

50K

50, Family

Plummer - for services

~~Register~~ Delta -

TABLE OF CONTENTS

1.0 Executive Summary

Rockelle Corporation's primary focus is to acquire and maintain franchises in the quick-service food industry. Its primary holdings are Taco Time and LUKOIL. It is Rockelle Corporation's intent to construct, manage, and maintain these facilities.

This business plan is part of our regular business planning process. We revise this plan annually.

In the first year we intend to construct and open one Taco Time and purchase two LUKOIL in Long Island, NY. Rockelle Corporation has been granted the rights to 26 Taco Time franchises and 2 LUKOIL franchises.

We are projecting sales of $550,000 to $750,000 for the year from each location of Taco Time and $500,000 to $750,000 from each location of LUKOIL.

Our keys to success for the next year are:

- Careful market research for the best locations for each franchise.
- Adhering to construction deadlines.
- Negotiating the best cost for equipment and build-out materials for each location.
- Market research for media, PR, and Pricing.

And after that:

- In year 2, construction of two new Taco Times.
- Maintain profitability for continued growth.

1.1 Objectives

Rockelle Corporation has set a goal in 2005 to complete the construction and open its first Taco Time restaurant and 2 LUKOIL service stations with convenience centers.

Marketing and advertising will be implemented in order to maintain consistent sales revenue for Taco Time and LUKOIL as Rockelle Corporation gears up for its future goals. Rockelle Corp. will continue to perform market research to find locations for additional Taco Time and LUKOIL locations.

1.2 Mission

Rockelle Corporation is a conglomeration of quick-service restaurants committed to excellence for its customers. At Rockelle's restaurants, the customer will get the freshest quality food at an affordable price. The success of our restaurants will create a steady stream of revenues, which will help to facilitate our future expansion plans.

1.3 Keys to Success

- Overseeing all aspects of construction as well as day-to-day operations.
- Maintaining a constant Contractor-Subcontractor relationship assuring a successful and timely build out of each location.
- Location and advanced market research.
- Marketing a Taco Time franchise that already has 250 locations.
- Marketing a LUKOIL that already has hundreds of locations.
- Hiring proven and well-respected labor complimented by a well prepared training program.
- Acquiring the best equipment at the most economical price.

2.0 Company Summary

Rockelle Corporation is a privately held Delaware Corporation founded by Gerard Stephan of Long Island NY. Mr. Stephan has been in construction for over 28 years. He currently owns a commercial ceramic tile installation business, a Quizno's Subs restaurant, and a small manufacturing business. He has built several Quizno's restaurants. He purchased a public shell corporation and initiated a private placement. He has negotiated an area development agreement with Taco Time to build 26 stores in the Long Island, NY region. Rockelle is currently negotiating with Sara Lee to do an area development for 20 Chuck full o' nuts coffee houses in the same areas. Rockelle needs to raise a significant amount of capital to complete these projects. The capital would be used for the acquisition of leases, leasehold improvements, franchise fees, and real estate. Rockelle is currently looking in the New York area, but will go elsewhere in the future if the opportunity arises. The group of investors includes real estate persons, construction contractors, and operations personnel. Rockelle Corporation can locate, build, and operate everything. A public offering is to begin shortly.

2.1 Company Ownership

Mr. Gerard Stephan of Long Island, NY owns 65% of the common stock of Rockelle Corporation. It is his intention to sell limited ownership to outside private investors in the first round of external financing. Additional capital will be required with the success of initial business plan executions. Further offerings to both individuals and institutions are planned. Initial investors will be granted participation rights in any future offerings the company undertakes on a right-of-first-refusal basis.

It is expected that stock option plans totaling no more than 15% of equity will be made available to key company management personnel.

2.2 Start-up Summary

The start up costs are minimal for Rockelle Corp. However, the entities known as Taco Time and LUKOIL will require the following initial investment. These funds will be utilized to construct, build-out, and manage the quick service restaurants and convenience stations named above. If $1,265,000 in new capital, per location is secured, the overage will be allocated to cash surplus and will serve to make funds available to accelerate plans for future locations. This acceleration and use of funds will be reflected in the first year's revision of this business plan. It is the intention of Rockelle Corporation, guided by appropriate financial advisors, to raise capital from the most favorable sources that will include, but not limited to:

- Banking institutions
- Other financial institutions
- Venture capitalist-if needed
- Accredited investors

Rockelle Corporation will initially consist of two major franchises. One of them being Taco Time, for which Rockelle has been given first rights to the opening of the East Coast of this chain. With the current demographic changes happening in the U.S., specifically in the New York area, the Taco Time will satisfy the appetite of the ever-growing Hispanic population and the overall insatiable appetite for Mexican foods in the U.S. In addition, Rockelle Corporation will be bringing into the NY/Long Island area LUKOIL franchises.

Rockelle Corporation, on a best estimate basis, will have a need for $120,000 per new store per location build-out. The business model calls for one location of Taco Time and two locations of LUKOIL in 2005/06. Therefore the capital raise-up need will be in traunches based on need per store build-out. To initiate the process, $250,000 was raised from approximately 30 accredited investors. The initial amount of money was used for basic license requirements and franchising fees while the balance remains in escrow. In addition, Mr. Gerard Stephan, President and CEO of Rockelle Corporation, has contributed approximately $182,000 of personal investment towards this initial need.

Table: Start Up Expenses

Start Up

Start Up Expenses (Per Location)
Land
Construction Costs for Building
Interior Build-Out Costs
Initial Equipment
Total Start-up Expenses Per Location



$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Land
Construction Costs for Building
Interior Build-Out Costs
Initial Equipment

3.0 Subsidiaries

The subsidiaries of Rockelle Corporation are Taco Time and LUKOIL.

3.1 Taco Time

Taco Time is in the business of providing a high quality of food in a quick-service environment. Taco Time is a 40 year-old franchise business, which was begun and primarily stayed in the Northwestern U.S. Taco Time was bought out by Kahala Corporation (KAHA) in the last year, and has become the 20th fastest growing chain with fewer than 300 units (*1). At the end of 2003 there were 245 units and is expected to be at 270-275 units by year end 2004, with anticipated growth in 2005-06 to exceed 13% per year in number of franchise locations. Rockelle Corporation has been granted the exclusive rights for Nassau and Suffolk Counties in New York to open 26 Taco Time locations.

With the tremendous growth of the Hispanic population in the U.S., which according to the last census now stands at approximately 38 million and is projected to be at approximately 55-60 million by the end of this decade alone, and the growing desire for healthier eating, Taco Time is the right company, providing the right foods at the right prices. With the already huge population of Nassau and Suffolk counties still growing, Taco Time and Kahala Corporation are anticipating big returns from the New York area.

There are quick-service restaurant (QSR) franchises that are bigger, but the guest knows that Taco Time's food is the best. All of Taco Time's products are made only with the freshest, most wholesome ingredients available. Taco Time prides itself on offering the guest a real choice, from vegetarian items to more traditional Mexican fare including their unique line of Crisp Burritos. Each Taco Time outlet goes beyond mere claims to its quality by proudly displaying it's promise "A DIFFERENT WAY TO DO THINGS" fresh daily prepared ingredients, crisp fresh lettuce, onions, roma tomatoes, tangy cilantro, juicy limes, 100% boneless, skinless all-white meat chicken and top low fat quality ground beef-always fresh, never frozen. Their chips, taco shells, salsa, and all special sauces are prepared fresh every morning before opening. Taco Time also has a far more extensive and higher quality menu than Taco Bell.

Taco Time also prides itself in requiring all employees to pass special personality and franchise food tests. This makes Taco Time unique amongst all QSR Mexican Food Franchises and helps insure the success of every franchise owner.

3.2 Table: Mexican Restaurants as a Percentage of Restaurant Sales

North American Restaurant Sales	$440Billion
Quick Service Restaurant Sales	$124Billion
Mexican Quick Service Restaurant Sales	$50Billion


Mexican Quick Service Restaurant Sales
Quick Service Restaurant Sales
North American Restaurant Sales

According to the Restaurant Industry Association forecast, restaurant-industry sales will continue to rise and reach a record $440 billion, marking the 13th consecutive year of real sales growth. The quick-service restaurant sales are expected to advance in 2004 to $124 billion or 3.5% since 2001. The fastest growing sector in the quick-service food industry in the U.S. is the "Mexican" food establishments, which accounts for approximately 40% of this sector's increase.

3.3 LUKOIL

LUKOIL is one of the worlds biggest vertically integrated companies for production of crude oil and gas, and their refining into petroleum products and petrochemicals. The company is a leader on Russian and international markets in its core business.

Every day millions of people in 30 countries of the world buy our products, and use those products to improve the quality of their lives. More than 150,000 people unite their efforts and talents to give our company leading market position.

LUKOIL sets itself the objectives to create new value, maintain business stability and provide shareholders with high return on their investments through asset value appreciation and cash dividends.

LUKOIL will use all available means to achieve these objectives, including further efforts to reduce costs, operating efficiency increases, improvement of product and service quality, and application of the latest technologies.

LUKOIL has an outstanding portfolio of production assets. Main production flows come from the Company's key operating regions, which are West Siberia (about 54% of company reserves) and Perm Oblast. LUKOIL is also the only Russian Oil Company with significant hydrocarbon reserves in two new oil & gas provinces, Timano-Pechora and the Northern Caspian. Rapid launch of production at fields in these provinces in the next few years will assure successful long-term growth for the Company.

LUKOIL owns significant oil refining capacity both in Russia and abroad. In Russia the company owns four large refineries at Perm, Ukhta and Nizhny Novgorod. Aggregate capacity of these facilities is 40.8 mln tons of oil per year. LUKOIL also has refineries in Ukraine, Bulgaria, and Romania, with aggregate capacity of 17.8 mln tons per year. In 2003 LUKOIL refined 42.3 mln tons of oil at its own refineries, including 34.3 mln tons at its Russian refineries.

LUKOIL's sales network covers 17 countries of the world, including Russia, the CIS (Azerbaijan, Belarus, Georgia, Moldova, Ukraine), Europe (Bulgaria, Hungary, Cyprus, Latvia, Lithuania, Poland, Serbia, Romania, Czech Republic, Estonia) and the USA. LUKOIL sales network consists of 10 marketing entities operating in 60 regions of Russia. The Company retail network includes 1,456 own and leased outlets as well as 276

franchised outlets. Sales of petroleum products through the retail network in 2003 were 6.08 mln tons, of which 2.4 mln tons in Russia, 1.24 mln tons in Europe, and 2.44 mln tons in the USA.

4.0 Market Analysis Summary

As the exclusive rights holder, Rockelle Corporation will focus on the construction, management and operations of 26 franchise locations of Taco Time including the sale of Taco Time franchises is the New York area. Rockelle Corp. has the opportunity to grow with LUKOIL as it expands in the United States.

Rockelle Corporation and its subsidiaries will strive to build a loyal customer base by offering high quality products in clean, pleasant environments.

As a result of having acquired a significant number of franchises it will allow Rockelle to take advantage of the economies of scale opportunities through single supplier purchases, resulting not only in increased purchasing power, but increased profit per store.

In 2002, Worth magazine ranked "America's 250 Richest Towns" based on home selling prices in 2000 and 2001, and 34 Long Island communities were on the list, mostly located on the north shore of Nassau and western Suffolk and in the Hamptons. The Suffolk County housing market remains strong and high-priced. Housing prices continue to increase, rising by 9% in 1999, by 13% in 2000, by 16% in 2001 and by 24% in 2002. Price increases are continuing. In May 2003, the median used-home price in Suffolk was $286,000, up 11% over the 2002 figure and 63% above the year 2000 figure. Overall, the median used-home price in Nassau-Suffolk was $338,000 in the 1st qtr. of 2003, an 18% increase in one year.

4.1 Market Segmentation

Rockelle's operations will focus primarily in the Suffolk and Nassau Counties of New York State. As published by the Suffolk Co. Dept. of Planning, "Suffolk County continues to become more racially diverse." Between 1990 and 2000, the Hispanic population increased by 70%. Hispanics are now the largest minority group in Suffolk and numbered 149,000, or 11% of the population in 2000. By the year 2020, Long Island is projected to be 59% White, 17% Hispanic, 15% Asian and 9% Black.

4.2 Industry Analysis

Taco Time was listed in the "Top 20 Chains With Fewer Than 300 Units" by System wide Sales in the August 2004 QSR (Quick Serve Restaurant) Magazine.

LUKOIL is the second largest private oil company in the world. Its growth will come from continued acquisitions both in the U.S. and abroad. Attached please see their current holdings.

4.3 Competition

Rockelle Corporation intends to construct its holdings in areas of high population with large future housing starts as stated in documentation provided by the Suffolk County Department of Planning as well as the Nassau County Department of Planning. The per capita household income in these two respective counties is $70,000 per year and growing. This figure exceeds national household family income averages.

4.3.1 Competitors for Taco Time

The competition in the quick service Mexican food industry is:

- Taco Bell
- La Casa Cafe
- Li'L Caboose Mexican Restaurants
- Casa Vieja
- Viva La Viva

These restaurants fall within 10 miles of our proposed Taco Time initial location.

4.3.2 Competitors for LUKOIL

The competition for the gas service industry is:

- Any service station with a mini-mart in a 5 mile area

Our Business Partners

bp

TATNEFT

SIBUR NEFTEHIM

HELLENIC PETROLEUM

Банк Петрокоммерц

Eni

Microsoft

НИКОЙЛ Финансовая корпорация

SAP

ExxonMobil

НМТП NCSP

KAZAKHOIL

SIEMENS

ConocoPhillips

AVEVA

SLB COMMERCIAL BANK

Fortum

АЭРОФЛОТ

KPMG

CREDIT SUISSE FIRST BOSTON

NORTON ROSE

Dresdner Kleinwort Wasserstein

AKIN GUMP STRAUSS HAUER & FELD, L.L.P.

MorganStanley

McKinsey&Company

BC
BorsodChem Rt.

Chevron

Halliburton Company

Miller and Lents, Ltd.

ORLEN

ABB

ABN·AMRO

VENTSPILS NAFTA

A Passion to Perform.
Deutsche Bank

ЮКОС

WestLB

BG

BNP PARIBAS

citigroup

COMMERZBANK

CL
CREDIT LYONNAIS

European Bank
for Reconstruction and Development

HVB Group

ING

SG

RZB

5.0 Strategy & Implementation

The strategies of Taco Time and LUKOIL are both similar and simple. Taco Time will intend to succeed by giving people a high quality of Mexican food with the freshest ingredients while giving expedient service. The intention is to have those people as repeat customers due to their exceptional quick food service experience.

LUKOIL will also be focused on getting new customers and retaining those customers. Patrons will be able to enjoy competitive prices for fuel, but also have the convenience of a mini mart or a food service concept. All of these foods and beverages can be enjoyed in a comfortable, relaxing atmosphere or on the go.

5.1 Sales Strategy

Sales for Taco Time and LUKOIL are based on name recognition and advertising as well as their location in the two highest populated counties in Long Island, Suffolk and Nassau. Reputation and recognition of these franchises will precipitate the growth of sales revenue in each respective location. Taco Time is one of the fastest growing restaurants in the quick service industry. The location, menu, and name of the Taco Time restaurant will allow its reputation and revenue to grow. Rockelle Corporation will continue to build additional Taco Time franchises, which will increase the amount of revenue in the Corporation.

5.2 Sales Forecast

Rockelle Corporation's revenue streams will be from food and beverage sales at each Taco Time and LUKOIL both from fuel sales as well as franchise concepts at each location. As well as an override on each gallon of gas sold.

5.2.1 Taco Time Sales Forecast

Projected sales for Year 1 are an estimated $560,000. In Year 2, and beyond, name recognition and reputation will help to increase sales revenue to approximately $750,000 annually.

5.2.2 LUKOIL Sales Forecast

Projected sales for Year 1 are an estimated $500,000. In Year 2, and beyond, name recognition and reputation will help to increase sales revenue to approximately $750,000 annually.

5.3 Advertising

For both Taco Time and LUKOIL, 3% of gross revenue will be utilized for local advertising. This is in lieu of submitting 3% of sales revenue back to their respective corporation headquarters for national advertising, as a national advertising campaign does not yet exist. Once national advertising is in place, 3% will be submitted to national headquarters.

5.4 Expansion

Rockelle Corporation has in place expansion agreements for both Taco Time and LUKOIL. Taco Time has given Rockelle the rights to 26 franchises in the Nassau and Suffolk County area while LUKOIL has given Rockelle the rights to 2 franchises in that same area.

Rockelle Corporation's expansion plans are as follows:

- Year 1 franchises will consist of one Taco Time and two LUKOIL stations.
- Year 2 franchises will consist of three Taco Time, two LUKOIL and two Concepts in development
- Year 3 franchises will consist of six Taco Time, two LUKOIL and as many concepts as dollars will allow.

Expansion will be based on the consistent revenue streams of the existing chains already in place with Rockelle as well as the raising of capital to finance the construction and start up costs for each additional building.

5.5 Competitive Edge

Both Taco Time and LUKOIL will have a competitive edge in their respective industries.

5.5.1 Taco Time Competitive Edge

Taco Time is one of the quickest growing franchises in the quick service food industry. The Mexican food industry makes up approximately 40% of the quick service restaurant industry in North America. Taco Time has the freshest food with the best ingredients and has a far more extensive and higher quality menu than Taco Bell.

THOMAS R. SUOZZI
COUNTY EXECUTIVE

DAVID M. ACKMAN, M.D., M.P.H.
COMMISSIONER

COUNTY OF NASSAU
DEPARTMENT OF HEALTH
240 OLD COUNTRY ROAD
MINEOLA, N.Y. 11501-4250

14-1.191 PRE-OPERATIONAL REVIEW – NEW YORK STATE SANITARY CODE

It is the responsibility of the operator of a food service establishment to construct, equip, furnish, maintain and operate the food service establishment under his control in compliance with the requirements of Chapter 1 of the New York State Sanitary Code [Subpart 14-1] and other applicable laws, rules, and regulations. Prior to construction, major renovation, or commencing operation of a food service establishment under his control to submit sketches or plans showing the floor layout, equipment, plumbing, ventilation, refuse storage facilities, sewage disposal facilities, and similar information. Submission and review of plans does not relieve the operator of a foodservice establishment or his successor for meeting all requirements of this code.

OFFICE OF FOOD PROTECTION
PLAN REVIEW SECTION – ROOM 507
PLAN REVIEW OFFICER
516-571-3680

NOTE: It is recommended that a certified service food manager be on duty during all hours of operation. Please call 516-571-3680 to arrange for you and/or your manager(s) to schedule for our Service Food Manager's Training Course. Please be advised that as of July 1st, 2003 it will be required that all high-risk [full-service] food establishments have a certified service food manager on staff.

8.2 Projected Profit/Loss Statements

Rockelle Corp.

The following table shows operational results for 2005 - 2009.
Positive results from operations are achieved in Year 1.

	Year 1	Year 2	Year 3	Year 4	Year 5
Revenues					
Operations Income	519,718	919,434	1,037,670	1,155,906	1,274,142
Rental Income	56,640	113,280	169,920	226,560	283,200
Total Revenues	576,358	1,032,714	1,207,590	1,382,466	1,557,342
Expenses					
Interest Expense	(184,692)	(149,533)	(111,456)	(70,219)	(25,559)
Building Depr.	(11,667)	(23,333)	(35,000)	(46,667)	(58,333)
BuildOut Depr.	(61,500)	(147,000)	(256,500)	(390,000)	(547,500)
StartUp Amort.	(16,000)	(16,000)	(16,000)	(16,000)	(16,000)
Fran. Rights Amort	(15,000)	(15,000)	(15,000)	(15,000)	(15,000)
Mgmt. Salary	-	-	(100,000)	(100,000)	(100,000)
Total Expenses	(288,858)	(350,866)	(533,956)	(637,886)	(762,393)
Income	287,500	681,848	673,634	744,580	794,949
Cumulative Income	287,500	969,347	1,642,981	2,387,562	3,182,511

8.3 Projected Cash Flow

Rockelle Corp.

The following table shows the cash flow projections for the first 5 years.

	Start Up	Activity	Year 1	Year 2	Year 3	Year 4	Year 5
Cash Sources (Uses) from Operations							
Cash Received from operations							
Restaurant Income	-	519,718	519,718	919,434	1,037,670	1,155,906	1,274,142
Rental Income	-	56,640	56,640	113,280	169,920	226,560	283,200
Total cash from operations	-	576,358	576,358	1,032,714	1,207,590	1,382,466	1,557,342
Additional Cash Received							
Borrowings	2,500,000	-	2,500,000	-	-	-	-
Paid in Capital	140,000	185,466	325,466	1,102,499	497,738	795,327	644,448
Common Stock	-	1,010	1,010				
Total Additional Cash Received	2,640,000	186,476	2,826,476	1,102,499	497,738	795,327	644,448
TOTAL CASH RECEIVED	2,640,000	762,834	3,402,834	2,135,213	1,705,328	2,177,793	2,201,790
EXPENDITURES							
Land Acquisition	750,000	-	750,000	750,000	750,000	750,000	750,000
Building Construction	350,000	-	350,000	350,000	350,000	350,000	350,000
Loan Amortization	-	423,600	423,600	458,759	496,836	538,073	582,733
Interest Expense	-	184,692	184,692	149,533	111,456	70,219	25,559
Legal	80,000	-	80,000	-			
BuildOut Costs	1,010,000	-	1,010,000	260,000	260,000	260,000	260,000
Franchise Rights	150,000	-	150,000	-	-	-	-
Management Salary	-		-	-	100,000	100,000	100,000
TOTAL CASH EXPENDED	2,340,000	608,292	2,948,292	1,968,292	2,068,292	2,068,292	2,068,292
CASH FLOW	300,000	154,542	154,542	166,921	(362,964)	109,501	133,498
Cash, beginning of year	-	300,000	300,000	454,542	621,463	258,499	368,000
Cash, year end	300,000	454,542	454,542	621,463	258,499	368,000	501,498

8.4 Projected Balance Sheet

Rockelle Corp.

The table below presents the projected balance sheets for 2005 - 2009. Significant increases are made in Total Capital and Net Worth year on year. The original $2,500,000 loan is fully repaid in year 5.

	Start-Up	Activity	Year 1	Year 2	Year 3	Year 4	Year 5
Assets							
Short Term Assets							
Cash	300,000	154,542	454,542	621,463	258,499	368,000	501,498
Acc. Rec.							
Inventory							
Other ST Assets							
Total Short Term Assets	300,000	154,542	454,542	621,463	258,499	368,000	501,498
Long Term Assets							
Land	750,000	-	750,000	1,500,000	2,250,000	3,000,000	3,750,000
Buildings	350,000	-	350,000	700,000	1,050,000	1,400,000	1,750,000
Accum.Depr.-Bldg.(Taco)	-	(11,667)	(11,667)	(35,000)	(70,000)	(116,667)	(175,000)
Legal Startup	80,000	-	80,000	80,000	80,000	80,000	80,000
Amort		(16,000)	(16,000)	(32,000)	(48,000)	(64,000)	(80,000)
BuildOutStartup	1,010,000	-	1,010,000	1,270,000	1,530,000	1,790,000	2,050,000
Amort		(61,500)	(61,500)	(208,500)	(465,000)	(855,000)	(1,402,500)
Franchise Rights-Taco	150,000	-	150,000	150,000	150,000	150,000	150,000
Accum.Depr.-Taco rights	-	(15,000)	(15,000)	(30,000)	(45,000)	(60,000)	(75,000)
Total Long Term Assets	2,340,000	(104,167)	2,235,833	3,394,500	4,432,000	5,324,333	6,047,500
Total Assets	2,640,000	50,375	2,690,375	4,015,963	4,690,499	5,692,334	6,548,998
Liabilities and Capital							
Liabilities							
Short Term Liabilities							
Acc.Pay.	-	-	-	-	-	-	-
Current Portion of LT Debt	500,000	-	500,000	500,000	500,000	500,000	-
Other Short term liab.	-	-	-				
Total Short Term Liabilities	500,000	-	500,000	500,000	500,000	500,000	-
Long Term Liabilities	2,000,000	(423,600)	1,576,400	1,117,641	620,805	82,732	-
Total Liabilities	2,500,000	(423,600)	2,076,400	1,617,641	1,120,805	582,732	-
Capital							
Paid-In-Capital	140,000	185,466	325,466	1,427,965	1,925,703	2,721,030	3,365,478
Retained Earnings	-			287,500	969,348	1,642,982	2,387,562
Earnings	-	287,500	287,500	681,848	673,634	744,580	794,949
Common Stock	-	1,010	1,010	1,010	1,010	1,010	1,010
Total Capital	140,000	473,976	613,976	2,398,323	3,569,695	5,109,602	6,548,999
Total Liabilities & Capital	2,640,000	50,375	2,690,375	4,015,963	4,690,499	5,692,334	6,548,999
	-	0	0	(0)	(0)	(0)	(0)
Net Worth	140,000	473,976	613,976	2,398,322	3,569,696	5,109,602	6,548,998

Appendix Table: Taco Time Proforma P&L-Start Up

TACO TIME P & L BUDGET

YEAR 1	1 JAN	2 FEB	3 MARCH	4 APRIL	5 MAY	6 JUNE	7 JULY	8 AUG	9 SEPT	10 OCT	11 NOV	12 DEC	YTD
GROSS SALES	$10,000	$20,000	$30,000	$40,000	$50,000	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$563,000
COUPONS	800	800	800	800	1,000	1,180	1,180	1,180	1,180	1,180	1,180	1,180	12,460
DISCOUNTS	320	320	320	320	400	472	472	472	472	472	472	472	4,984
NET SALES	$8,880	$18,880	$28,880	$38,880	$48,600	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$545,556
FOOD	7,200	7,200	7,200	9,600	12,000	14,160	14,160	14,160	14,160	14,160	14,160	14,160	142,320
PAPER	1,200	1,200	1,200	1,600	2,000	2,360	2,360	2,360	2,360	2,360	2,360	2,360	23,720
F & P COST	$8,400	$8,400	$8,400	$11,200	$14,000	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$166,040
HOURLY LABOR	11,000	11,000	11,000	11,000	11,000	12,980	12,980	12,980	12,980	12,980	12,980	12,980	145,860
MANAGER SALARY	2,106	2,106	2,106	2,106	2,106	2,106	2,106	2,106	2,106	2,106	2,106	2,106	25,276
VACATIONS	0	0	0	0	0	0	0	0	0	0	0	0	0
MANAGER BONUS	0	0	0	0	0	0	0	0	0	0	0	0	0
PAYROLL TAXES	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	31,860
LABOR COST	$15,761	$15,761	$15,761	$15,761	$15,761	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$202,996
GROSS PROFIT	-$15,281	-$5,281	$4,719	$11,919	$18,839	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$176,521
ROYALTY FEE 5%	500	1,000	1,500	2,000	2,500	2,950	2,950	2,950	2,950	2,950	2,950	2,950	28,150
ADVERTISING 3%	300	600	900	1,200	1,500	1,770	1,770	1,770	1,770	1,770	1,770	1,770	16,890
GENERAL INSURANCE	230	230	230	230	230	230	230	230	230	230	230	230	2,761
LAUNDRY & UNIFORMS	295	295	295	295	295	295	295	295	295	295	295	295	3,540
REPAIRS & MAINT.	148	148	148	148	148	148	148	148	148	148	148	148	1,773
JANITORAL	148	148	148	148	148	148	148	148	148	148	148	148	1,773
MISC. EQUIPMENT	83	83	83	83	83	83	83	83	83	83	83	83	993
PHONE	100	100	100	100	100	100	100	100	100	100	100	100	1,202
UTILITIES	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	19,824
MISC. EXPENSE	3,295	295	295	295	295	295	295	295	295	295	295	295	6,540
MGR. BENEFITS	0	0	0	0	0	0	0	0	0	0	0	0	0
CORP. OVERHEAD	0	0	0	0	0	0	0	0	0	0	0	0	0
OPERATING EXP.	$6,751	$4,551	$5,351	$6,151	$6,951	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$83,445
RENT	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	56,640
PROPERTY TAX	844	844	844	844	844	844	844	844	844	844	844	844	10,126
INTEREST-DEBT													0
FIXED EXP.	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$66,766
TOTAL EXP.	$36,476	$34,276	$35,076	$38,676	$42,276	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$519,247
STORE P & L	-$27,596	-$15,396	-$6,196	$204	$6,324	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$26,310
CUMULATIVE P&L	-$27,596	-$42,993	-$49,189	-$48,985	-$42,662	-$32,809	-$22,956	-$13,103	-$3,250	$6,603	$16,457	$26,310	

Appendix Table: Taco Time Proforma P&L-Operations

TACO TIME P & L

	1 JAN	2 FEB	3 MARCH	4 APRIL	5 MAY	6 JUNE	7 JULY	8 AUG	9 SEPT	10 OCT	11 NOV	12 DEC	YTD
GROSS SALES	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$59,000	$708,000
COUPONS	1,180	1,180	1,180	1,180	1,180	1,180	1,180	1,180	1,180	1,180	1,180	1,180	14,160
DISCOUNTS	472	472	472	472	472	472	472	472	472	472	472	472	5,664
NET SALES	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$57,348	$688,176
FOOD	14,160	14,160	14,160	14,160	14,160	14,160	14,160	14,160	14,160	14,160	14,160	14,160	169,920
PAPER	2,360	2,360	2,360	2,360	2,360	2,360	2,360	2,360	2,360	2,360	2,360	2,360	28,320
F & P COST	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$16,520	$198,240
HOURLY LABOR	12,390	12,390	12,390	12,390	12,390	12,390	12,390	12,390	12,390	12,390	12,390	12,390	148,680
MANAGER SALARY	2,696	2,696	2,696	2,696	2,696	2,696	2,696	2,696	2,696	2,696	2,696	2,696	32,356
VACATIONS	0	0	0	0	0	0	0	0	0	0	0	0	0
MANAGER BONUS	0	0	0	0	0	0	0	0	0	0	0	0	0
PAYROLL TAXES	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	2,655	31,860
LABOR COST	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$17,741	$212,896
GROSS PROFIT	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$23,087	$277,041
ROYALTY FEE 5%	2,950	2,950	2,950	2,950	2,950	2,950	2,950	2,950	2,950	2,950	2,950	2,950	35,400
ADVERTISING 3%	1,770	1,770	1,770	1,770	1,770	1,770	1,770	1,770	1,770	1,770	1,770	1,770	21,240
GENERAL INSURANCE	230	230	230	230	230	230	230	230	230	230	230	230	2,761
LAUNDRY & UNIFORMS	295	295	295	295	295	295	295	295	295	295	295	295	3,540
REPAIRS & MAINT.	148	148	148	148	148	148	148	148	148	148	148	148	1,770
JANITORAL	148	148	148	148	148	148	148	148	148	148	148	148	1,770
MISC. EQUIPMENT	83	83	83	83	83	83	83	83	83	83	83	83	991
PHONE	100	100	100	100	100	100	100	100	100	100	100	100	1,204
UTILITIES	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	1,652	19,824
MISC. EXPENSE	295	295	295	295	295	295	295	295	295	295	295	295	3,540
MGR. BENEFITS	0	0	0	0	0	0	0	0	0	0	0	0	0
CORP. OVERHEAD	0	0	0	0	0	0	0	0	0	0	0	0	0
OPERATING EXP.	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$7,670	$92,040
RENT	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	4,720	56,640
PROPERTY TAX	844	844	844	844	844	844	844	844	844	844	844	844	10,124
INTEREST-DEBT													0
FIXED EXP.	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$5,564	$66,765
TOTAL EXP.	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$47,495	$569,941
STORE P & L	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$9,853	$118,236
CUMULATIVE P&L	$9,853	$19,706	$29,559	$39,412	$49,265	$59,118	$68,971	$78,824	$88,677	$98,530	$108,383	$118,236	

Appendix Table: Coffee House Proforma P&L-Start Up

Start up	1 JAN	2 FEB	3 MARCH	4 APRIL	5 MAY	6 JUNE	7 JULY	8 AUG	9 SEPT	10 OCT	11 NOV	12 DEC	YTD
GROSS SALES	$5,000	$10,000	$20,000	$30,000	$35,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$380,000
COUPONS	600	600	600	600	700	800	800	800	800	800	800	800	8,700
DISCOUNTS	240	240	240	240	280	320	320	320	320	320	320	320	3,480
NET SALES	$4,160	$9,160	$19,160	$29,160	$34,020	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$367,820
FOOD	8,400	8,400	8,400	8,400	8,400	9,600	9,600	9,600	9,600	9,600	9,600	9,600	109,200
PAPER	1,400	1,400	1,400	1,400	1,400	1,600	1,600	1,600	1,600	1,600	1,600	1,600	18,200
F & P COST	$9,800	$9,800	$9,800	$9,800	$9,800	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$127,400
HOURLY LABOR	7,260	7,260	7,260	7,260	7,700	8,800	8,800	8,800	8,800	8,800	8,800	8,800	98,340
MANAGER SALARY	1,428	1,428	1,428	1,428	1,428	1,428	1,428	1,428	1,428	1,428	1,428	1,428	17,136
VACATIONS	0	0	0	0	0	0	0	0	0	0	0	0	0
MANAGER BONUS	0	0	0	0	0	0	0	0	0	0	0	0	0
PAYROLL TAXES	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	21,600
LABOR COST	$10,488	$10,488	$10,488	$10,488	$10,928	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$137,076
GROSS PROFIT	-$16,128	-$11,128	-$1,128	$8,872	$13,292	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$103,344
ROYALTY FEE 5%	250	500	1,000	1,500	1,750	2,000	2,000	2,000	2,000	2,000	2,000	2,000	19,000
ADVERTISING 3%	150	300	600	900	1,050	1,200	1,200	1,200	1,200	1,200	1,200	1,200	11,400
GENERAL INSURANCE	156	156	156	156	156	156	156	156	156	156	156	156	1,872
LAUNDRY & UNIFORMS	200	200	200	200	200	200	200	200	200	200	200	200	2,400
REPAIRS & MAINT.	100	100	100	100	100	100	100	100	100	100	100	100	1,200
JANITORAL	100	100	100	100	100	100	100	100	100	100	100	100	1,200
MISC. EQUIPMENT	56	56	56	56	56	56	56	56	56	56	56	56	672
PHONE	68	68	68	68	68	68	68	68	68	68	68	68	816
UTILITIES	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	13,440
MISC. EXPENSE	3,200	200	200	200	200	200	200	200	200	200	200	200	5,400
MGR. BENEFITS	0	0	0	0	0	0	0	0	0	0	0	0	0
CORP. OVERHEAD	0	0	0	0	0	0	0	0	0	0	0	0	0
OPERATING EXP.	$5,400	$2,800	$3,600	$4,400	$4,800	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$57,400
RENT	0	0	0	0	0	0	2,000	2,000	2,000	2,000	2,000	2,000	12,000
PROPERTY TAX	0	0	0	0	0	0	0	0	0	0	0	0	0
C.A.M.	0	0	0	0	0	0	0	0	0	0	0	0	0
FIXED EXP.	$0	$0	$0	$0	$0	$0	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$12,000
TOTAL EXP.	$25,688	$23,088	$23,888	$24,688	$25,528	$28,428	$30,428	$30,428	$30,428	$30,428	$30,428	$30,428	$333,877
STORE P & L	-$21,528	-$13,928	-$4,728	$4,472	$8,492	$10,452	$8,452	$8,452	$8,452	$8,452	$8,452	$8,452	$33,944
CUMULATIVE P&L	-$21,528	-$35,456	-$40,184	-$35,712	-$27,220	-$16,768	-$8,316	$136	$8,588	$17,040	$25,492	$33,944	

Appendix Table: Coffee Shop Proforma P&L-Operations

	1	2	3	4	5	6	7	8	9	10	11	12	YTD
	JAN	FEB	MARCH	APRIL	MAY	JUNE	JULY	AUG	SEPT	OCT	NOV	DEC	
GROSS SALES	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$480,000
COUPONS	800	800	800	800	800	800	800	800	800	800	800	800	9,600
DISCOUNTS	320	320	320	320	320	320	320	320	320	320	320	320	3,840
NET SALES	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$38,880	$466,560
FOOD	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	115,200
PAPER	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	19,200
F & P COST	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$11,200	$134,400
HOURLY LABOR	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	8,000	96,000
MANAGER SALARY	2,228	2,228	2,228	2,228	2,228	2,228	2,228	2,228	2,228	2,228	2,228	2,228	26,736
VACATIONS	0	0	0	0	0	0	0	0	0	0	0	0	0
MANAGER BONUS	0	0	0	0	0	0	0	0	0	0	0	0	0
PAYROLL TAXES	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	21,600
LABOR COST	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$12,028	$144,336
GROSS PROFIT	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$15,652	$187,824
ROYALTY FEE 5%	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	24,000
ADVERTISING 3%	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	14,400
GENERAL INSURANCE	156	156	156	156	156	156	156	156	156	156	156	156	1,872
LAUNDRY & UNIFORMS	200	200	200	200	200	200	200	200	200	200	200	200	2,400
REPAIRS & MAINT.	100	100	100	100	100	100	100	100	100	100	100	100	1,200
JANITORAL	100	100	100	100	100	100	100	100	100	100	100	100	1,200
MISC. EQUIPMENT	56	56	56	56	56	56	56	56	56	56	56	56	672
PHONE	68	68	68	68	68	68	68	68	68	68	68	68	816
UTILITIES	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	1,120	13,440
MISC. EXPENSE	200	200	200	200	200	200	200	200	200	200	200	200	2,400
MGR. BENEFITS	0	0	0	0	0	0	0	0	0	0	0	0	0
CORP. OVERHEAD	0	0	0	0	0	0	0	0	0	0	0	0	0
OPERATING EXP.	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$5,200	$62,400
RENT	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	2,500	30,000
PROPERTY TAX	0	0	0	0	0	0	0	0	0	0	0	0	0
C.A.M.	0	0	0	0	0	0	0	0	0	0	0	0	0
FIXED EXP.	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$2,500	$30,000
TOTAL EXP.	$30,928	$30,928	$30,928	$30,928	$30,928	$30,928	$30,928	$30,928	$30,928	$30,928	$30,928	$30,928	$371,137
STORE P & L	$7,952	$7,952	$7,952	$7,952	$7,952	$7,952	$7,952	$7,952	$7,952	$7,952	$7,952	$7,952	$95,424
CUMULATIVE P&L	$7,952	$15,904	$23,856	$31,808	$39,760	$47,712	$55,664	$63,616	$71,568	$79,520	$87,472	$95,424	

Appendix Table: LukOil1 Proforma P&L-Start UP

Start up		1	2	3	4	5	6	7	8	9	10	11	12	YTD
CONVENIENCE STORE		JAN	FEB	MARCH	APRIL	MAY	JUNE	JULY	AUG	SEPT	OCT	NOV	DEC	
GROSS SALES	100.00%	$10,000	$20,000	$30,000	$40,000	$50,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$570,000
PRODUCT COST	30.00%	3,000	6,000	9,000	12,000	15,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	171,000
GROSS MARGIN	70.00%	$7,000	$14,000	$21,000	$28,000	$35,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$399,000
HOURLY LABOR	8.00%	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	57,600
MANAGER SALARY	4.00%	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	28,800
VACATIONS	0.00%	0	0	0	0	0	0	0	0	0	0	0	0	0
MANAGER BONUS	0.00%	0	0	0	0	0	0	0	0	0	0	0	0	0
PAYROLL TAXES	3.00%	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	21,600
LABOR COST	15.00%	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$108,000
GROSS PROFIT	55.00%	-$2,000	$5,000	$12,000	$19,000	$26,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$291,001
PROFESSIONAL FEES	0.84%	504	504	504	504	504	504	504	504	504	504	504	504	6,048
ADVERTISING	0.34%	204	204	204	204	204	204	204	204	204	204	204	204	2,448
GENERAL INSURANCE	0.84%	504	504	504	504	504	504	504	504	504	504	504	504	6,048
LAUNDRY & UNIFORMS	0.10%	60	60	60	60	60	60	60	60	60	60	60	60	720
REPAIRS & MAINT.	0.67%	402	402	402	402	402	402	402	402	402	402	402	402	4,824
JANITORAL	0.25%	150	150	150	150	150	150	150	150	150	150	150	150	1,800
MISC. EQUIPMENT	0.25%	150	150	150	150	150	150	150	150	150	150	150	150	1,800
PHONE	0.17%	102	102	102	102	102	102	102	102	102	102	102	102	1,224
UTILITIES	2.00%	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	14,400
MISC. OFFICE EXP.	0.17%	102	102	102	102	102	102	102	102	102	102	102	102	1,224
OPERATING EXP.	5.63%	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$40,536
RENT	12.50%	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	90,000
PROPERTY TAX	0.17%	102	102	102	102	102	102	102	102	102	102	102	102	1,224
INTEREST-DEBT	0.34%	204	204	204	204	204	204	204	204	204	204	204	204	2,448
FIXED EXP.	13.01%	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$93,672
TOTAL EXP.	63.64%	$23,184	$26,184	$29,184	$32,184	$35,184	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$413,209
STORE P & L	36.36%	-$13,184	-$6,184	$816	$7,816	$14,816	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$156,792
CUMULATIVE P&L	36.36%	-$13,184	-$19,368	-$18,552	-$10,736	$4,080	$25,896	$47,712	$69,528	$91,344	$113,160	$134,976	$156,792	

GAS REVENUE (NET)	$6,500	$6,500	$6,500	$6,500	$6,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$85,000
CUMULATIVE GAS REVENUE	$6,500	$13,000	$19,500	$26,000	$32,500	$40,000	$47,500	$55,000	$62,500	$70,000	$77,500	$85,000	

TOTAL REVENUES	-$6,684	$316	$7,316	$14,316	$21,316	$29,316	$29,316	$29,316	$29,316	$29,316	$29,316	$29,316	$241,792
CUMULATIVE TOTAL REV.	-$6,684	-$6,368	$948	$15,264	$36,580	$65,896	$95,212	$124,528	$153,844	$183,160	$212,476	$241,792	

Appendix Table: LukOil1 Proforma P&L-Operations

		1	2	3	4	5	6	7	8	9	10	11	12	YTD
CONVENIENCE STORE		JAN	FEB	MARCH	APRIL	MAY	JUNE	JULY	AUG	SEPT	OCT	NOV	DEC	
GROSS SALES	100.00%	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$720,000
PRODUCT COST	30.00%	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	216,000
GROSS MARGIN	70.00%	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$504,000
HOURLY LABOR	8.00%	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	57,600
MANAGER SALARY	4.00%	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	28,800
VACATIONS	0.00%	0	0	0	0	0	0	0	0	0	0	0	0	0
MANAGER BONUS	0.00%	0	0	0	0	0	0	0	0	0	0	0	0	0
PAYROLL TAXES	3.00%	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	21,600
LABOR COST	15.00%	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$108,000
GROSS PROFIT	55.00%	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$396,001
PROFESSIONAL FEES	0.84%	504	504	504	504	504	504	504	504	504	504	504	504	6,048
ADVERTISING	0.34%	204	204	204	204	204	204	204	204	204	204	204	204	2,448
GENERAL INSURANCE	0.84%	504	504	504	504	504	504	504	504	504	504	504	504	6,048
LAUNDRY & UNIFORMS	0.10%	60	60	60	60	60	60	60	60	60	60	60	60	720
REPAIRS & MAINT.	0.67%	402	402	402	402	402	402	402	402	402	402	402	402	4,824
JANITORAL	0.25%	150	150	150	150	150	150	150	150	150	150	150	150	1,800
MISC. EQUIPMENT	0.25%	150	150	150	150	150	150	150	150	150	150	150	150	1,800
PHONE	0.17%	102	102	102	102	102	102	102	102	102	102	102	102	1,224
UTILITIES	2.00%	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	14,400
MISC. OFFICE EXP.	0.17%	102	102	102	102	102	102	102	102	102	102	102	102	1,224
OPERATING EXP.	5.63%	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$40,536
RENT	12.50%	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	7,500	90,000
PROPERTY TAX	0.17%	102	102	102	102	102	102	102	102	102	102	102	102	1,224
COMMON AREA MAINT.	0.34%	204	204	204	204	204	204	204	204	204	204	204	204	2,448
FIXED EXP.	13.01%	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$7,806	$93,672
TOTAL EXP.	63.64%	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$38,184	$458,209
STORE P & L	36.36%	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$21,816	$261,792
CUMULATIVE STORE P&L	36.36%	$21,816	$43,632	$65,448	$87,264	$109,080	$130,896	$152,712	$174,528	$196,344	$218,160	$239,976	$261,792	
GAS REVENUE (NET)		$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$90,000
CUMULATIVE GAS REVENUE		$7,500	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000	$67,500	$75,000	$82,500	$90,000	
TOTAL REVENUES		**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$29,316**	**$351,792**
CUMULATIVE TOTAL REV.		**$29,316**	**$58,632**	**$87,948**	**$117,264**	**$146,580**	**$175,896**	**$205,212**	**$234,528**	**$263,844**	**$293,160**	**$322,476**	**$351,792**	

Appendix Table: LukeOil2 Proforma-Start Up

Start up	1	2	3	4	5	6	7	8	9	10	11	12	
CONVENIENCE STORE	JAN	FEB	MARCH	APRIL	MAY	JUNE	JULY	AUG	SEPT	OCT	NOV	DEC	YTD
GROSS SALES	$10,000	$20,000	$30,000	$40,000	$50,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$570,000
PRODUCT COST	3,000	6,000	9,000	12,000	15,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	171,000
GROSS MARGIN	$7,000	$14,000	$21,000	$28,000	$35,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$399,000
HOURLY LABOR	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	57,600
MANAGER SALARY	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	28,800
VACATIONS	0	0	0	0	0	0	0	0	0	0	0	0	0
MANAGER BONUS	0	0	0	0	0	0	0	0	0	0	0	0	0
PAYROLL TAXES	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	21,600
LABOR COST	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$108,000
GROSS PROFIT	-$2,000	$5,000	$12,000	$19,000	$26,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$291,001
PROFESSIONAL FEES	504	504	504	504	504	504	504	504	504	504	504	504	6,048
ADVERTISING	204	204	204	204	204	204	204	204	204	204	204	204	2,448
GENERAL INSURANCE	504	504	504	504	504	504	504	504	504	504	504	504	6,048
LAUNDRY & UNIFORMS	60	60	60	60	60	60	60	60	60	60	60	60	720
REPAIRS & MAINT.	402	402	402	402	402	402	402	402	402	402	402	402	4,824
JANITORAL	150	150	150	150	150	150	150	150	150	150	150	150	1,800
MISC. EQUIPMENT	150	150	150	150	150	150	150	150	150	150	150	150	1,800
PHONE	102	102	102	102	102	102	102	102	102	102	102	102	1,224
UTILITIES	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	14,400
MISC. OFFICE EXP.	102	102	102	102	102	102	102	102	102	102	102	102	1,224
OPERATING EXP.	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$40,536
RENT	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	114,120
PROPERTY TAX	102	102	102	102	102	102	102	102	102	102	102	102	1,224
INTEREST-DEBT	204	204	204	204	204	204	204	204	204	204	204	204	2,448
FIXED EXP.	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$117,792
TOTAL EXP.	$25,194	$28,194	$31,194	$34,194	$37,194	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$437,329
STORE P & L	-$15,194	-$8,194	-$1,194	$5,806	$12,806	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$132,672
CUMULATIVE P&L	-$15,194	-$23,388	-$24,582	-$18,776	-$5,970	$13,836	$33,642	$53,448	$73,254	$93,060	$112,866	$132,672	

GAS REVENUE (NET)	$6,500	$6,500	$6,500	$6,500	$6,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$85,000
CUMULATIVE GAS REV	$6,500	$13,000	$19,500	$26,000	$32,500	$40,000	$47,500	$55,000	$62,500	$70,000	$77,500	$85,000	
TOTAL REVENUES	-$8,694	-$1,694	$5,306	$12,306	$19,306	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$217,672
CUMULATIVE TOTAL RI	-$8,694	-$10,388	-$5,082	$7,224	$26,530	$53,836	$81,142	$108,448	$135,754	$163,060	$190,366	$217,672	

Appendix Table: LukOil2 Proforma P&L-Operations

CONVENIENCE STORE	1 JAN	2 FEB	3 MARCH	4 APRIL	5 MAY	6 JUNE	7 JULY	8 AUG	9 SEPT	10 OCT	11 NOV	12 DEC	YTD
GROSS SALES	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$720,000
PRODUCT COST	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	18,000	216,000
GROSS MARGIN	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$42,000	$504,000
HOURLY LABOR	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	4,800	57,600
MANAGER SALARY	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	2,400	28,800
VACATIONS	0	0	0	0	0	0	0	0	0	0	0	0	0
MANAGER BONUS	0	0	0	0	0	0	0	0	0	0	0	0	0
PAYROLL TAXES	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	1,800	21,600
LABOR COST	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$9,000	$108,000
GROSS PROFIT	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$33,000	$396,001
PROFESSIONAL FEES	504	504	504	504	504	504	504	504	504	504	504	504	6,048
ADVERTISING	204	204	204	204	204	204	204	204	204	204	204	204	2,448
GENERAL INSURANCE	504	504	504	504	504	504	504	504	504	504	504	504	6,048
LAUNDRY & UNIFORMS	60	60	60	60	60	60	60	60	60	60	60	60	720
REPAIRS & MAINT.	402	402	402	402	402	402	402	402	402	402	402	402	4,824
JANITORAL	150	150	150	150	150	150	150	150	150	150	150	150	1,800
MISC. EQUIPMENT	150	150	150	150	150	150	150	150	150	150	150	150	1,800
PHONE	102	102	102	102	102	102	102	102	102	102	102	102	1,224
UTILITIES	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	1,200	14,400
MISC. OFFICE EXP.	102	102	102	102	102	102	102	102	102	102	102	102	1,224
OPERATING EXP.	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$3,378	$40,536
RENT	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	9,510	114,120
PROPERTY TAX	102	102	102	102	102	102	102	102	102	102	102	102	1,224
COMMON AREA MAINT.	204	204	204	204	204	204	204	204	204	204	204	204	2,448
FIXED EXP.	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$9,816	$117,792
TOTAL EXP.	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$40,194	$482,329
STORE P & L	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$19,806	$237,672
CUMULATIVE STORE P&L	$19,806	$39,612	$59,418	$79,224	$99,030	$118,836	$138,642	$158,448	$178,254	$198,060	$217,866	$237,672	
GAS REVENUE (NET)	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500	$90,000
CUMULATIVE GAS REVENUE	$7,500	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000	$67,500	$75,000	$82,500	$90,000	
TOTAL REVENUES	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$27,306	$327,672
CUMULATIVE TOTAL REV.	$27,306	$54,612	$81,918	$109,224	$136,530	$163,836	$191,142	$218,448	$245,754	$273,060	$300,366	$327,672	